                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                                 AMENDMENT NO. 6

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ARCHIVALCD, INC.
                 (Name of small business issuer in our charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                75835 83-0324656
                  (Primary standard industrial (I.R.S. Employer
                 classification code number) Identification No.)

                        121 Carroll Dr., Athens, TX 75752
                                 (903) 670-3220
          (Address and telephone number of principal executive offices)

                           American Incorporators Ltd.
                          1220 N. Market St., Suite 606
                            Wilmington Delaware 19801
               (Name, address and telephone of agent for service)

                               Correspondence to:
                            Brenda Lee Hamilton, Esq.
                         Hamilton, Lehrer & Dargan, P.A.
                        555 S. Federal Highway, Suite 270
                            Boca Raton, Florida 33432

WE ARE OFFERING 13,200,000 OF OUR COMMON STOCK AT THE OFFERING PRICE OF $0.50
PER SHARE. OUR SELLING SHAREHOLDERS ARE OFFERING 350,000 SHARES OF OUR COMMON
STOCK.

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

Our common stock is not listed on any national securities exchange, the
Over-the-counter Bulletin Board or the NASDAQ stock market.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, as amended, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE (1)

 CALCULATION OF REGISTRATION FEE (1)(2)
-------------------------------------------------------------------------------

 Title of Each         Amount        Proposed       Proposed       Amount of
    Class of           to be         Maximum        Maximum      Registration
 Securities to be    Registered      Offering       Aggregate        Fee
   Registered                       Price per       Offering
                                    Share(1)(2)    Price(1)(2)

  Common            13,200,000       $0.50         6,600,000      $  1,650.00
  Common               350,000 (2)    N/A             N/A         $     43.75

Total Registration Fee:                                             $1,693.75

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) (1).

(2) Selling shareholders hold 350,000 shares, which we are registering. These shares will be sold at prevailing market prices. We will not receive proceeds from the sale of shares from the selling shareholders.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the
Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

                                TABLE OF CONTENTS

                                                                           Page

PART I - INFORMATION REQUIRED IN PROSPECTUS
ITEM 1. Front of Registration Statement and Outside Front Cover of            1
               Prospectus
ITEM 2. Inside Front and Outside Back Cover Pages of Prospectus             2-3
ITEM 3. Summary Information                                                8-12
        Risk Factors                                                      13-26

        Our poor financial condition raises substantial doubt about our ability to continue as a going concern; you will be unable to determine whether we will ever become profitable.......................................13

        We are a development stage company in the document management business and we have a limited operating history; our planned operations are contingent upon construction of our production facility and acquisition of computers, scanners, microfilm duplicators and digitizers, and a microfilm inventory. Accordingly, you will be unable to evaluate whether our business will be successful..................13

        We have never been profitable; we may never become profitable which subjects you to the risk of loss on your investment..................14

        Because our common stock is considered a penny stock, any investment in our common stock is a high-risk investment and is subject to restrictions on marketability; you may be unable to sell your shares.15

        Because there is no public market for our common stock, you may be unable to sell your investment in our common stock...................15

        Because our principal stockholders retain control over a majority of the issued and outstanding shares, you will be limited in your ability to affect change in how we do business...............................15

        Issuance of our preferred stock could depress the market value of your investment and have a potential anti-takeover effect................ 15

        If our common stock becomes tradable on the Over-the-Counter Bulletin
        Board, sales of our common stock to the public and by selling shareholders could reduce the price of our common stock and decrease public interest in our common stock..................................16

        If you invest in our common stock, your investment will be substantially diluted..............................................................16

        Because we have never paid dividends, you should exercise caution before making an investment in our common stock......................16

        Because this offering is being self-underwritten by our principals who have no prior experience in an offering of securities, there are no assurances that we will raise sufficient capital to implement our plan of operations........................................................17

        Because there is no public market for our common stock, you may be unable to sell your investment in our common stock...................17

        Our business is dependent upon obtaining and retaining customers within certain customer groups; if we fail to obtain a sufficient number of these customers to sustain our operations, we may have to seek alternative revenue sources that would cause substantial delays in our operations....................................................17

        We plan to derive a portion of our revenues from membership fees; we may be unable to overcome the competitive advantages of our competitors who already have well-established membership plans.......17

        We face risks due to competing technologies or development of new technologies, which may negatively impact consumer attraction to our technologies.........................................................18

        We face substantial costs, including costs in connection with the purchase of new equipment and the construction of our production facility; if we are unable to raise sufficient capital from this initial public offering to purchase this equipment or meet other expenses our plan of operations will be negatively impacted..........18

        We have no agreements for the purchase of capital equipment or a contractor to construct our proposed production facility; accordingly, our efforts to secure such agreements may lead to substantial delays in our operations or may be subject to other risks...................19

        We will rely upon third parties for the development and maintenance of our technological components; any failures on the part of our third party providers may negatively impact our Internet connections and the security and integrity of our software and accounting systems........19

        Our Chief Financial Officer currently devotes limited time to our business and may continue to do so in future, which may negatively impact the financial aspects of our operations, our internal controls, and the integrity of our accounting information systems..............20

        If our methods of promoting our document management business are inadequate to generate sufficient revenues to become profitable, we may have to seek new methods of promoting our business that may increase our costs and cause substantial interruptions to our operations...........................................................20

        Our success is dependent upon the construction of our production facility; our failure to construct our production facility may cause substantial delays in our operations or prevent the completion of our business plans.......................................................21

        Because our management has no experience operating or managing a compact disk production business, we may be unable to develop profitable operations................................................21

        Our business plans are based upon our perception of demand for our prospective products; if our assumptions are incorrect, our revenues will be negatively impacted..........................................21

        Our vulnerability to security breaches, glitches and other computer failures, could negatively affect our ability to broaden our customer base and promote our brand name......................................22

        Because our capital requirements may vary substantially at certain times, we may need to obtain additional capital, if we fail to obtain additional capital when required, our operations including our marketing plans and equipment purchases will be negatively impacted............22

        If we are unable to sell all of the shares being offered, we will be unable to fully implement our plan of operations.....................23

        Our business is dependent upon our founder and Chief Executive
        Officer, Daniel Hay; should we lose the services of Dr. Hay, our operations will be negatively impacted...............................23

        Our management has broad discretion regarding the application of the offering proceeds that could negatively affect our growth............23

        Because conflicts of interest exist with our president, you should exercise caution before you invest in our common stock...............24

        If we are unable to attract and retain qualified personnel, we may be unable to develop or retain a sufficient customer base to fund our operations, or implement our business plan...........................24

        If we are unable to obtain a trademark for ArchivalCD, Inc. we may be unable to develop our brand name.....................................24

        Our management has broad discretion on the use of proceeds from this offering; there are no assurances that the proceeds will be spent as represented in this prospectus.......................................25

        We will not maintain an escrow account for the deposit of investor funds and investor funds will be immediately available for our use.........25

        Because we face competition, we may be unable to successfully market our document management business.....................................25

        We have no agreements or arrangements with an underwriter to sell our securities; accordingly, we may be unable to raise adequate capital through this initial public offering to implement our plan of

  ITEM 23. Changes In and Disagreements With Accountants on
           Accounting and Financial Disclosure...............................64

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with any other information. The information in this prospectus is not complete and is subject to completion or amendment. A registration statement relating to these securities has been filed with the
Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This preliminary prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
                                        7

                       INITIAL PUBLIC OFFERING PROSPECTUS
                                ARCHIVALCD, INC.

                          (A Development Stage Company)
                  SUBJECT TO COMPLETION, DATED JULY 31, 2001

            Maximum of 13,200,000 Shares ($6,600,000) of Common Stock
                  No Minimum Sales of Common Stock Are Required
     Selling Shareholders are offering up to 350,000 Shares of Common Stock

     Our current shareholders that are the selling shareholders identified in this prospectus on page 32 are offering 350,000 shares of our common stock. The selling shareholders may offer their shares at any price. We will pay all expenses of registering the securities of the selling shareholders. We will not receive proceeds from the sale of the stock by the Selling Shareholders.

     We are offering 13,200,000 shares of our common stock at the price of $0.50 per share on a best efforts, self-underwritten, no minimum basis. We will not hold the proceeds from the sale of the shares in escrow. We may utilize the proceeds from the sale of the shares immediately. The offering of our common stock will terminate on the earlier of the date all 13,200,000 shares of common stock are subscribed to or January 1, 2002, which ever occurs first. Our management may extend the termination date of the offering. We intend to operate a document management business that specializes in digitization of data and other information contained in microfilm, paper documents, and other formats, enhancing the images contained in these formats, and writing them to compact disks.

     There is no public market for our securities.  Our common stock has neither now nor prior to this Initial Public Offering been listed on any national securities exchange, the Over-the-counter Bulletin Board or the NASDAQ stock market. The offering price of our shares of common stock has been arbitrarily determined and does not bear any relationship to our assets, income or net worth and should not be considered as an indication of the actual value of our securities.

     If our securities become tradable on the Over-the-Counter Bulletin Board, our offering price of $0.50 may not reflect the market price of our securities on the Over-the-Counter Bulletin Board.

     We are making this offering through our officers and directors without the use of a professional underwriter. We will not pay commissions on stock sales.
In the event we elect to engage a professional underwriter, we will file an amendment to this prospectus disclosing the terms of the engagement with an underwriter.

     This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. There is substantial doubt about our ability to continue as going concern. SEE "RISK FACTORS" BEGINNING ON PAGE 13.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     No Person is authorized to give any information not contained in the prospectus in connection with this offering and, if made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer by any person within any jurisdiction to any person to whom such offer would be unlawful.

                              Offering Information

TOTAL                                                 PER SHARE OF COMMON STOCK

Initial public offering price                                   $0.50

Underwriting discounts/commissions                              $0.00

Estimated offering expenses (1)                                 $0.00

Net offering proceeds to us (2)                                 $0.50

          (1)Does not include offering costs, including filing, printing, legal, accounting, and transfer agent fees estimated at $100,000. We will pay these expenses; however, we may not sell a sufficient number of shares to cover our offering expenses.

          (2)Does not include the 350,000 shares being offered by selling shareholders.  We will not receive any proceeds from the sale of the shares by the selling shareholders.

     The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the
Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

            The date of this preliminary prospectus is July 31, 2001

                               PROSPECTUS SUMMARY

     The following summary is intended only to supply certain facts and highlights from the material contained in the body of the Prospectus. This summary is qualified in its entirety by the detailed information, financial statements and notes thereto appearing elsewhere in this Prospectus.

                              HOW WE ARE ORGANIZED

     We were incorporated in Delaware on November 12, 1998. At that time we were authorized to issue 25,000,000 shares of common stock. We are authorized to issue 100,000,000 shares of common stock, of which 17,341,537 shares are issued and outstanding. We are authorized to issue 10,000,000 shares of preferred stock of which 0 shares are issued and outstanding.

                            WHERE YOU CAN CONTACT US

Our executive offices are located at 121 Carroll Dr. Athens, TX 75752. Our telephone number is (903) 670-3220.

                                        9

                               ABOUT OUR BUSINESS

     We are a development stage business.  We currently have no operations or revenues. We intend to operate a document management business that specializes in digitization of data and other information contained in microfilm, paper documents, and other formats, enhancing the images contained in these formats, and writing them to compact disks. Our completed compact disk products will enable personal computer users to use the converted data or information in a user-friendly manner for genealogical, historical, and educational research and other purposes. We intend to produce specific titles on compact disks converted from our own library of data and information contained in microfilm and other mediums that appeal to the genealogical, historical and educational markets. We also intend to convert data and information into a compact disk format according to specific customer specifications, such as personalized genealogical histories. To date, we have produced no products. Our revenues will be derived from: (a) membership fees in our organization entitling members to our historical collection and associated special services, discounted purchase prices, rental availability of titles, and member specials; (b) discounted sales of our compact disk titles to our members; (c) sales of our historical compact disk titles to non members, libraries, and research facilities; (d)
individualized custom production and document conversion projects to non-members, and business and government entities.

     In order to establish our data/information conversion process we plan to acquire: (1) hi-tech computer systems that enable us to perform full image enhancement, including cropping, contrast, and restoration, and to compress digitized image files for distribution; (2) microfilm digitizers, otherwise known as scanners, that enable us to capture microfilmed images and store them as digital replications; (3) microfilm duplicators that provide duplication services of private film collections and our own collection to be marketed to libraries and research facilities; and (4) specialty scanners to enable us to handle large volume document scanning of books and larger format documents such as maps, photographs, charts, and engineering plans for large-scale business and government projects. In addition, we plan to purchase land and construct an approximately 10,000 square foot facility upon the land that will accommodate our production facilities and executive offices. Our marketing plans include advertising in journals, publications, and the Internet, and attending national and regional tradeshows. There are no assurances that we will be successful in implementing our plan of operations, including, purchasing any of our equipment, constructing our production facility, or implementing our marketing plans. To date, we have had no operations or revenues and we have sustained losses since our inception.
                                       10

                               ABOUT THIS OFFERING

     As of the date of this prospectus, we had 17,341,537 shares of common stock outstanding and 0 shares of preferred stock outstanding. The securities being offered in this Offering are comprised of 13,200,000 shares of our common stock that we are selling to the public in an initial public offering. This offering is also comprised of 350,000 shares of our common stock that may be offered by selling shareholders at negotiated prices. There will be 30,541,537 shares of common stock outstanding after the completion of the offering, assuming all the shares we are offering are sold.

     We will receive gross proceeds of $6,600,000 from the sale of our common stock if all shares offered are sold. We will not receive any proceeds from the sale of our securities by selling shareholders. We anticipate offering expenses of approximately $100,000.

OUR FINANCIAL SUMMARY:
     Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should also carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

-----------------------------------------------------------------------

   STATEMENT OF               PERIOD FROM
   OPERATIONS                INCEPTION TO
                            MARCH 31, 2001
-----------------------------------------------------------------------
Net Sales                                   $          -0-
----------------------------------- -----------------------------------
Cost of Sales                               $          -0-
----------------------------------- -----------------------------------
Gross Profit                                $          -0-
----------------------------------- -----------------------------------
Operating Expenses                          $     250,480
----------------------------------- -----------------------------------
Loss from Operations                        $    (250,480)
----------------------------------- -----------------------------------
Other Expenses, Net                         $       9,373
----------------------------------- -----------------------------------
Net Loss                                    $    (259,853)
-----------------------------------------------------------------------
Net Loss per Common Share                   $       (0.01)
-----------------------------------------------------------------------

                                       11

   BALANCE SHEET            MARCH 31, 2001
-----------------------------------------------------------------------
                                ASSETS
-----------------------------------------------------------------------
Total Current Assets                        $       45,063
----------------------------------- -----------------------------------
Other Assets                                $      284,660
----------------------------------- -----------------------------------
Total Assets                                $      329,723
-----------------------------------------------------------------------
                  LIABILITIES & STOCKHOLDER'S EQUITY
-----------------------------------------------------------------------
Current Liabilities:
----------------------------------- -----------------------------------
Accounts Payable & Accrued
 Liabilities                               $        72,641
----------------------------------- -----------------------------------
Related Party Payables                     $        10,455
----------------------------------- -----------------------------------
Loans from Shareholders                    $         7,030
----------------------------------- -----------------------------------
Note Payable to Stockholder                $        15,000
----------------------------------- -----------------------------------
Deferred revenue                           $           -0-
----------------------------------- -----------------------------------
Total Current Liabilities                  $       105,126
----------------------------------- -----------------------------------
Long Term Liabilities:
----------------------------------- -----------------------------------
Note Payable - Net of
Current Portion                            $        18,000
----------------------------------- -----------------------------------
Total Liabilities                          $       123,126
----------------------------------- -----------------------------------
Total Stockholder's Equity                 $       206,597
----------------------------------- -----------------------------------
Total Liabilities and
Stockholder Equity                         $       329,723
-----------------------------------------------------------------------

                                       12

                                  RISK FACTORS

                             DEVELOPMENT STAGE RISKS

Our poor financial condition raises substantial doubt about our ability to continue as a going concern; you will be unable to determine whether we will ever become profitable.
     We are a development stage company with no revenues through our year-end at
December 31, 2000, and through our interim financial period ending March 31,
2001. From our inception to March 31, 2001, we incurred operating losses of
($259,853) and had a net working capital deficiency of ($60,062). In addition, as of March 31, 2001, we had only $329,723 of total assets, only $380 of this amount is cash. Our current cash resources of $380 are not sufficient to satisfy our cash requirements over the next twelve months. Accordingly there are no assurances that our cash and revenues will be sufficient to satisfy anticipated capital expenditures of $4,354,000 over the next twelve months without successfully completing this offering.

     Our ability to continue as a going concern is dependent on our ability to raise funds from this initial public offering to implement our plan of operations; however there is no assurance that we will raise sufficient funds from this offering to do so. There is substantial doubt about our ability to continue as a going concern over the next twelve months. We anticipate that we will experience continued losses, even if we obtain funding from this offering.
Our poor financial condition could adversely affect our ability to purchase necessary equipment, acquire our production facility or hire and train employees, Because we are currently operating at a substantial loss, with a limited operating history and no revenue source, an investor cannot determine if we will ever become profitable.

We are a development stage company in the document management business and we have a limited operating history; our planned operations are contingent upon construction of our production facility and acquisition of computers, scanners, microfilm duplicators and digitizers, and a microfilm inventory.  Accordingly, you will be unable to evaluate whether our business will be successful.

     At our inception on November 12, 1998 we issued 14,745,167 shares to individual owners of ArchivalCD, LLC as payment for the following items:
     o    The rights to certain software processes;
     o    The following equipment valued at $174,370: (a) microfilm digitizer,
          (b) NT system server and Compact disk duplicating server, (c) various computers systems, laptop computers, and printers.
     o    Rights to corporate name and product names;
     o    Completed and pending software packages;
     o    Certain archived records valued at $140,140;
     o    Customer databases;
     o    Production processes; and
     o    Proprietary intellectual property.

                                       13

     We can not conduct our planned operations based upon these items alone. Our planned operations are contingent upon the construction of a production facility and acquisition of computers, scanners, microfilm duplicators and digitizers, and a microfilm inventory. You must consider the risks, difficulties, delays and expenses frequently encountered by development stage companies in our business, which have little or no operating history, including whether we will be able to overcome the following challenges.
     o    Advertising and marketing costs that may exceed our current estimates;
     o    Unanticipated development expenses;
     o    Dependence on our business that has only limited market acceptance; and
     o    Our ability to generate sufficient revenues to offset the substantial costs of operating our production facility and production equipment.

     Because significant up-front  expenses, including acquisition of our equipment and advertising, sales, and other expenses are required to develop and expand our business, we anticipate that we may incur losses until revenues are sufficient to cover our operating costs. Future losses are likely before our operations become profitable. As a result of our limited operating history, you will have no basis upon which to accurately forecast our: (a) total assets, liabilities, and equity; (b) total revenues; (c) gross and operating margins;
and (d) labor costs.

     Accordingly, there can be no assurance that the proposed business plans described in this prospectus will either materialize or prove successful or whether we will ever be profitable. Also, you have no basis upon which to judge our ability to develop our business and you will be unable to forecast our future growth.

We have never been profitable; we may never become profitable which subjects you to the risk of loss on your investment.
     We have incurred $259,853 of losses from inception through the period ended
March 31, 2001. As we attempt to market our business, purchase equipment and construct our production facility, we will be subject to inordinate expenses.
These expenses may lead to additional losses. In addition, after we become fully operational we will be subject to additional expenses as we expand our marketing efforts that may lead to additional losses. There are no assurances that we will achieve or sustain profitability in the future.

                   MARKET RISKS AND OFFERING RISKS ASSOCIATED
                     WITH AN INVESTMENT IN OUR COMMON STOCK

Because our common stock is considered a penny stock, any investment in our common stock is a high-risk investment and is subject to restrictions on marketability; you may be unable to sell your shares.
     If our common stock becomes tradable in the secondary  market, we will be subject to the penny stock rules adopted by the Securities and Exchange
Commission that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock and as a result you may be subject to the risk of being unable to sell your shares.
Broker-dealer practices in connection with transactions in penny stocks are regulated by certain penny stock rules adopted by the Securities and Exchange
Commission. Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker dealer prior to a transaction in

                                       14

a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer makes a special written determination that the penny stock is a suitable investment for the purchaser and receives the purchaser's written agreement to the transaction.

     Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Because there is no public market for our common stock, you may be unable to sell your investment in our common stock.
     There is no established public trading market or market maker for our securities. There can be no assurance that a market for our common stock will be established or, that if established, a market will be sustained. If you purchase or have already purchased our common stock, you may be unable to sell it and you should be able to bear the financial risk of losing your entire investment.

Because our principal stockholders retain control over a majority of the issued and outstanding shares, you will be limited in your ability to affect change in how we do business.
     As of the date of this offering our principal stockholder/president, Daniel
Hay, owns approximately 94% of our common stock and the remaining stockholders own approximately 6% of our common stock. Assuming we sell the maximum shares in this offering, our principal stockholder will own approximately 53% of our common stock. As a result, our principal stockholder has significant influence over all matters requiring approval by our stockholders without the approval of minority stockholders. In addition, he will be able to elect all of the members of our Board of Directors, which allows them to significantly control our affairs and management. He will also be able to affect most corporate matters requiring stockholder approval by written consent, without the need for a duly noticed and duly held meeting of stockholders. Such control could adversely affect the market value of our common stock or delay or prevent a change in our control. Accordingly, you will be limited in your ability to affect change in how we conduct our business.

Issuance of our preferred stock could depress the market value of your investment and have a potential anti-takeover effect.
     We have 10,000,000 authorized shares of preferred stock that may be issued by action of our Board of Directors without shareholder approval. Our Board of
Directors may designate voting control, liquidation, dividend and other preferred rights to preferred stock holders. Our Board of Directors' authority to issue preferred stock without shareholder consent may have a depressive effect on the market value of our common stock. The issuance of preferred stock, under various circumstances, could have the effect of delaying or preventing a change in our control or other take-over attempt and could adversely affect the rights of holders of our shares of common stock.

                                       15

If our common stock becomes tradable on the Over-the-Counter Bulletin Board, sales of our common stock to the public and by selling shareholders could reduce the price of our common stock and decrease public interest in our common stock.
     By our filing of this registration statement, we are attempting to register
13,200,000 shares of our common stock and 350,000 shares of common stock held by the selling shareholders. If this registration statement is declared effective prospective purchasers will be able to purchase our shares and the selling shareholders will be able to sell their shares at negotiated prices. In addition, if our common stock becomes tradable on the Over the Counter Bulletin
Board, for which there are no assurances, those shareholders who purchased our common stock from this offering may be able to sell our common stock in the open market, for which there are similarly no assurances. Should this selling activity, occur, however, it could:
     o    Cause the market price of our common stock to decrease in value
     o    Decrease the level of public interest in our common stock;
     o    Inhibit buying activity that might otherwise help support the market price of our common stock; and
     o    Prevent possible upward price movements in our common stock.

If you invest in our common stock, your investment will be substantially diluted.
     Upon the completion of this offering, investors purchasing our common stock in this offering can expect a substantial dilution of their investment. Dilution arises mainly from our arbitrary decision as to the offering price per share.
Dilution of the value of the shares purchased by the investors in this offering will also be due, in part, to the lower book value of the Shares presently outstanding, and, in part, to the expense incurred in connection with this offering.

     As of March 31, 2001, our common stock had a net tangible book value of
$206,597 or approximately $.01 per share. As a result of the sale of 13,200,000 shares of our common stock through the sale of our common stock offered hereby and the receipt of net proceeds of approximately $6,500,000 therefrom, and after deduction of estimated expenses of the offering, assuming the sale of all the shares of common stock offered hereby, our pro forma net tangible book value at close of offering would be $6,706,597 or approximately $.21 per share. This represents an immediate increase in net tangible book value of the company of approximately $6,500,000 at the time of close of this offering. Accordingly, when shares are purchased at our offering price of $0.50 per share, an investor's investment in the shares will be diluted to $0.29 per share.

Because we have never paid dividends, you should exercise caution before making an investment in our common stock.
     As a new company, we have never paid dividends nor do we anticipate the declaration or payments of any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. Our Board of Directors will determine future dividend policy at their sole discretion and future dividends will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. Future dividends may also be affected by covenants contained in loan or other financing documents, which may be executed by us in the future.
Therefore, there can be no assurance that dividends of any kind will ever be paid.

Because this offering is being self-underwritten by our principals who have no prior experience in an offering of securities, there are no assurances that we will raise sufficient capital to implement our plan of operations.
     Because there is no firm commitment for the purchase of the shares in this offering, there can be no assurance that we will sell the intended $6,600,000 worth of our common stock. No underwriter, placement agent, or other person has contracted with us to purchase or sell any of the shares in this offering.
Accordingly, no commitment exists by anyone to purchase any shares in this offering. As a result, we can give no assurance that any of the shares will be sold. Moreover, because our principals have not previously conducted a self-underwritten offering there are additional risks that we will be unable to sell our common stock in this offering.

               RISKS UNIQUE TO OUR BUSINESS AND PLAN OF OPERATIONS

Our business is dependent upon obtaining and retaining customers within certain customer groups; if we fail to obtain a sufficient number of these customers to sustain our operations, we may have to seek alternative revenue sources that would cause substantial delays in our operations.
     Our ability to develop and expand our business is dependent upon the number of customers that we are able to obtain and retain within the following customer groups:
     o    Individuals interested in their family genealogy;
     o    Professional Genealogy Researchers conducting client research;
     o    Historical Researchers such as those researching the Revolutionary War or the American Civil War;
     o    Authors conducting research of a historical or bibliographical nature;
     o    Libraries requiring historical document access; and
     o    Business and governmental entities requiring historical document conversion;

     While we intend to engage in the document management business, we now have no customers. Accordingly there can be no assurance that we will be successful in obtaining customers through our marketing plan. If we are unsuccessful in making sales to members of these prospective customer groups, we may be forced to revise our business plan by seeking alternative revenue sources or an alternative plan of operations; however, we have not formulated an alternative plan of operations. Any changes we make to our revenue structure will cause substantial delays in our operations.

We plan to derive a portion of our revenues from membership fees; we may be unable to overcome the competitive advantages of our competitors who already have well-established membership plans.
     We estimate that approximately 20% of our revenues will be derived from membership fees. This membership will entitle our members to special services consisting of discounted purchase prices, rental availability of titles, and member specials. Well-known established companies, however, with greater financial resources, management experience, long operating histories, and established brand name recognition already have well-established membership fee revenue structures. Accordingly, there are no assurances that we will be able to overcome the competitive advantages of these companies.

                                       17

We face risks due to competing technologies or development of new technologies, which may negatively impact consumer attraction to our technologies.
     We face competition from other companies in the document management business that may have alternative technologies or in the process of developing new technologies that convert data and information from microfilm or other mediums to a digitized format or other formats. We will primarily use the digitized compact disk format for our products. Consumers may prefer other alternative technologies that have perceived or actual advantages to our digitized compact disk format. For instance: (a) microfilm is considered to have a longer archival life span; (b) DVD may provide greater physical storage capacity; or (c) new technologies may operate with greater speed. There can be no assurance that our technology will be more acceptable to consumers than other technologies. In addition, another technology may supplant our digitized compact disk format as the acceptable market form. The occurrence of any of these conditions would negatively impact our revenues.

We face substantial costs, including costs in connection with the purchase of new equipment and the construction of our production facility; if we are unable to raise sufficient capital from this initial public offering to meet these expenses, our plan of operations will be negatively impacted.
     We face substantial costs affiliated with the purchase of new equipment, including the following:
     o    50 Hi-tech computer systems at an acquisition cost of approximately
          $775,000;
     o    10 Microfilm digitizers at an acquisition cost of approximately
          $900,000;
     o    1  Microfilm duplicator at an acquisition cost of approximately
          $125,000;
     o    Microfilm inventory consisting of approximately 35,000 rolls of microfilm at an acquisition cost of approximately $1,000,000;
     o    3 Specialty scanners at an acquisition cost of approximately $150,000;
          and
     o    Various other equipment at an acquisition cost of approximately
          $100,000.

     In addition, we plan to construct a 10,000 square foot production facility at a cost of approximately $800,000. These costs reflect total equipment acquisition and construction costs of approximately $3,850,000. These estimates are based upon our research into various companies with which we may contract to purchase this equipment or construct our proposed facilities; however, we have not determined the specific companies with which we may contract. Accordingly, our actual costs may exceed our cost estimates.

     Although we are attempting to register 13,200,000 million shares of our common stock in this registration statement for sale to the public, there are no assurances that we will be successful in selling these shares. Accordingly, we may have insufficient funds from our sale of the shares to purchase this equipment and for our other estimated expenditures. If we fail to raise adequate funds to purchase this equipment or construct our production facility, we will be able to conduct only limited operations or no operations at all. Our limited operations could negatively affect our operations, as follows:
     o    Decreased product production;
     o    Decreased product development;
     o    Decreased marketing resources; and
     o    Decreased revenue potential.

                                       18

     In addition, there are no assurances that the capital raised through an offering of our securities will be sufficient to sustain our needs over the next twelve months. Accordingly, we may need additional financing through traditional bank financing or a debt or equity offering, which is subject to additional risks, including:
     o    There can be no assurance that such financing will be available on commercially reasonable terms or that a financial institution will extend financing to us;
     o    If future financing is not available, when needed, we may be forced to cease our operations;
     o    Additional financing may result in dilution to existing and future equity holders; and
     o    If we issue debt instruments, we will be subject to increased  debt obligations that will impose a  greater financial strain upon our operations.

If we are unable to obtain needed financing, we will have to curtail or cease our operations, which will negatively impact the value of your investment.

We have no agreements for the purchase of capital equipment or a contractor to construct our proposed production facility; accordingly, our efforts to secure such agreements may lead to substantial delays in our operations or may be subject to other risks.
     Our estimates of our prospective capital equipment acquisitions are based upon obtaining information from various companies regarding these proposed acquisitions. We now have no funds to purchase the equipment until we raise sufficient funds from this offering. In addition, we have no agreements obligating companies to sell us the equipment or which guarantee pricing. We now have no funds to arrange for the construction of our proposed production facility. We have no agreements with contractors or subcontractors to construct the facility. Accordingly, we face additional risks in not having any of these agreements in place, including the following:
     o    Substantial price increases over time;
     o    Substantial delays in our operations to secure agreements for the construction of our facility and purchase of the equipment;
     o    Inability to meet the financial guarantees required by a construction contractor

We will rely upon third parties for the development and maintenance of our technological components; any failures on the part of our third party providers may negatively impact our Internet connections and the security and integrity of our software and accounting systems.
     We will rely on third parties to maintain, house and operate the Internet servers that host our website. Although our agreements with these third parties include service agreements, in the event of any technical failures, there is no assurance that the third parties will comply with the terms of the service agreements. Any service interruptions resulting from failures by third party maintenance providers would have a negative impact on confidence in our services.

     In addition, we will rely upon third parties to process our billings and payments due to us. Any service interruptions by these third party providers due to computer failures, labor problems, credit card fraud, or other unforeseen developments, could cause accounting errors or possible cash flow disruptions.

                                       19

     We will also rely upon third party providers to improve and update our software per our specifications. These third parties may be unable to keep up with new technology that may be required in order to adjust to the rapidly changing Internet arena. Any failure to meet the demands of new technology may undermine any present or future attempts to gain market awareness and acceptance.

     Any failures on the part of our third party providers could negatively impact our operations. Presently, we have no agreements in place with any third party providers. Accordingly, there can be no assurances that we will be able to successfully enter into such agreements.

Our Chief Financial Officer currently devotes limited time to our business and may continue to do so in future, which may negatively impact the financial aspects of our operations, our internal controls, and the integrity of our accounting information systems.
     Although our president, Daniel Hay spends full time on our business and implementing our plan of operations, our Chief Financial Officer, Mr. Michael
Sirotka, is employed elsewhere on a full-time basis and now spends only approximately 10 to 15 hours per week on our internal accounting and financial aspects of our business. He may continue to spend limited time on our business in the future. The limited amount of time Mr. Sirotka devotes to our business activities as our Chief Financial Officer may negatively impact the financial aspects of our operations, our internal accounting controls, and accounting information systems.

If our methods of promoting our document management business are inadequate to generate sufficient revenues to become profitable, we may have to seek new methods of promoting our business that may increase our costs and cause substantial interruptions to our operations.
     We now have the following methods of promoting our document management business:
     o    Trade shows and conferences;
     o    Advertising in journals and magazines that contain subject material related to our document management business;
     o    Internet marketing; and
     o    Direct marketing.

     We have not conducted any marketing to date of our products and services.
Accordingly, there are no assurances that these methods will be an effective means by which to attract customers to our document management business. If these methods of generating revenue are ineffective, we will be forced to develop new methods of promoting our business that may increase our costs of conducting business and cause interruptions in our operations.

                                       20

Our success is dependent upon the construction of our production facility; our failure to construct our production facility may cause substantial delays in our operations or prevent the completion of our business plans.
     We must accomplish several steps prior to beginning the construction of our production facility, including the following :
     o    Completion of land surveys and sketch plans; and
     o    Approvals from agencies that regulate land development and building construction, including zoning, waste and sewer authorities, U.S. and
          Texas Departments of Transportation guidelines, soil permits, and driveway permits.

There are no assurances that we will be successful in obtaining the approval of these agencies necessary to complete the land development and construction of our facility.

Because our management has no experience operating or managing a compact disk production business, we may be unable to develop profitable operations.
     Although our management has one year of experience pertaining to market testing, product development, and production runs, we have no management experience operating or managing a compact disk production business. Because our management has limited experience in these areas, we may be unable to compete effectively against companies that have experienced management. Accordingly, unless management has the financial resources to hire qualified consultants or employees in our document management based business, our business may suffer and we may be unable to develop profitable operations.

Our business plans are based upon our perception of demand for our prospective products; if our assumptions are incorrect, our revenues will be negatively impacted.
     Our business plans are premised upon our perception of the demand for our prospective products; however, we have not brought any products to market. In addition, our perception of demand is based solely upon bi-annual surveys conducted by our founder of individuals presumed to be of our target demographics. These individuals are from the following groups: (a) individuals drawn from an estimated 18 million persons conducting family history research, and (b) individuals conducting historical research such as those with interests in Civil War history. We will also market to libraries building reference collections either in digitized form or in replicated microfilm. There are no assurances that the assumptions regarding prospective demand for our proposed products are correct; accordingly, you should be aware that should our assumptions prove incorrect, our revenues will be negatively impacted.

                                       21

Our vulnerability to security breaches, glitches and other computer failures, could negatively affect our ability to broaden our customer base and promote our brand name.
     One component of our prospective retail sales will be our Internet site at
www.archivalcd.com. The secure transmission of confidential information over public networks is a critical element of our operations. A party who is able to circumvent security measures could misappropriate proprietary information or cause interruptions in our operations. If we are unable to prevent unauthorized access to our user's information and transactions, the computer component of our business could be harmed. Although we intend to implement industry-standard security measures, we cannot assure that these measures will prevent future security breaches. Because our software and services are dependent upon the integrity of software and hardware systems we obtain from third parties, security breaches in these systems could materially adversely affect our business, financial condition and operating results. In this regard we face additional risks, including:
     o    Heavy stress placed on our systems that could cause systems failures or operation of our systems at unacceptably low speeds;
     o    Failures in our system could also be caused by acts beyond our control, such as failures caused by our online service providers; and
     o    Failures or shortcomings in our record-keeping and data processing functions performed by third parties:

Because our capital requirements may vary substantially at certain times, we may need to obtain additional capital; if we fail to obtain additional capital when required, our operations, including our marketing plans and equipment purchases will be negatively impacted.
     We require substantial amounts of capital to implement our business plan.
Our capital requirements may vary substantially depending on our rate of development and other factors. We plan to fund our development through the proceeds of this Offering; however, there are no assurances that we will raise adequate funds from this Offering. We also plan to generate revenue from our document management business. Even if we begin sales and marketing campaigns, we may not generate enough revenue to achieve profitability. Furthermore, as we continue to develop our business, we expect that our operating expenses will increase. We plan to increase our operating expenses as we:
     o    Continue to develop and improve our website;
     o    Institute our marketing activities and advertising efforts;
     o    Purchase or lease our microfilm scanners;
     o    Purchase or lease other assets; and
     o    Increase our  general and administrative functions to support our developing operations.

     In addition, the actual costs of implementing and developing our business may be more expensive than we currently anticipate. Increases in expenditures will depend on many factors including but not limited to, our advertising and marketing expenses, the number of personnel we hire, the amount and quality of the equipment we purchase, and the assets we decide to purchase or lease. We cannot assure that we will have sufficient financial resources to meet our capital needs or to operate profitably. If adequate financing is not available, we may be required to curtail operations or to obtain funds by entering into agreements on unattractive terms. Our inability to obtain financing or raise capital could impair our ability to market our products and services.

                                       22

If we are unable to sell all of the shares being offered, we will be unable to fully implement our plan of operations.
     Our plan of operations is contingent upon the receipt of maximum proceeds of $6,600,000 from this Offering. If we receive 50% or less than our maximum offering proceeds, we would have to redirect our resources to marketing our then existing products and services, while new product development would be negatively impacted. In addition, if we receive 50% or less than of our planned maximum offering proceeds, our planned acquisition of equipment and construction of our planned production facility will be negatively impacted, including that we will only be able to acquire one half of the equipment we project will be needed to meet our product demand. With less than 50% of our planned maximum offering proceeds we would have to reduce our primary equipment to: (a) 25
Hi-tech computers, and (b) 5 microfilm digitizers. Accordingly, the rate of our growth as well as our planned operations will be negatively impacted.

Our business is dependent upon our founder and Chief Executive Officer, Daniel
Hay; should we lose the services of Dr. Hay, our operations will be negatively impacted.
     Our business is dependent upon the expertise of our founder and Chief
Executive Officer, Daniel Hay. Dr. Hay, who has experience in personnel management, product development, database management, software programming, staff development and training and in production logistics, which is essential to our operations. Accordingly, you must rely on Dr. Hay's management decisions that will continue to control our business affairs after the offering. Although we do not currently have an employment agreement with Dr. Hay, we expect to enter into a three-year employment agreement with him upon completion of this offering. We have not entered into any agreement with Dr. Hay not to compete against our business. We do not maintain, as yet, any key man life insurance but such coverage will be added in the future. In addition, our continued growth also depends upon Dr. Hay's ability to attract and retain individuals skilled in marketing and expansion market development. The loss of services of Dr. Hay would have a materially adverse effect upon our business.

Our management has broad discretion regarding the application of the offering proceeds that could negatively affect our growth.
     We have indicated our current proposed use of proceeds under the "Use of
Proceeds" section. Our management, however, may ultimately choose to use these funds in a manner or way that is different from our presently intended usage stated in this prospectus without consent from investors. These decisions could have an adverse affect upon our potential profitability.

                                       23

Because conflicts of interest exist with our officers, directors and principal shareholders, you should exercise caution before you invest in our common stock.
     Because some of our officers, directors and stockholders are, and may, in the future, become involved in other business activities, our officers and directors may face a conflict of interest in selecting between us and their other business interests. We have not formulated a policy for the resolution of such conflicts. Upon our inception, we purchased equipment and archived records valued at approximately $344,510 from various entities either owned or controlled by our Chief Executive Officer, Daniel Hay, in exchange for
14,745,167 shares of our common stock and $10,500 due to certain shareholders.

     Dr. Hay's position as our officer and as officer and shareholder of the companies for which we issued stock in these transactions, may have created a conflict of interest. Because there are no assurances that any such conflicts or other potential conflicts will be resolved in our best interests, you should exercise caution before your purchase our common stock.

If we are unable to attract and retain qualified personnel, we may be unable to develop or retain a sufficient customer base to fund our operations, or implement our business plan.
     Our current and future success depends on our ability to identify, attract, hire, train, retain and motivate various employees and consultants, including skilled technical, managerial and professional personnel as well as sales, marketing and customer service personnel. Competition for Internet-specific employees is intense and we may be unable to attract or retain the technical professionals necessary to maintain our Internet presence on in-house servers.
Even if we out-source our work, we may not be able to afford the fees associated with doing so. If we fail to attract and retain the necessary managerial, sales, marketing and customer service personnel, we will be unable to develop or retain a sufficient customer base to fund our operations or implement our business plan.

If we are unable to obtain a trademark for ArchivalCD, Inc. we may be unable to develop our brand name.
     We intend to make use of a number of trademarks, service marks, and domain names. We have not registered any trademarks or service marks. We will attempt to obtain brand name recognition and protection for our name, ArchivalCD, Inc.
The regulations regarding the protection of domain names as trademarks are evolving and unpredictable. We may be unable to prevent third parties from acquiring domain names similar to our domain names. If a third party was to infringe upon our domain names we may become involved in litigation that may be costly and time-consuming. In addition, any challenge to our domain names may decrease the value of our trademarks or other proprietary rights. If we fail to obtain a trademark for our business names or there is a decrease in the value of our domain names our ability to develop our brand name recognition will be negatively impacted.
                                       24

Our management has broad discretion on the use of proceeds from this offering;
there are no assurances that the proceeds will be spent as represented in this prospectus.
     If the offering is fully subscribed, the expected net offering proceeds from the sale of the shares of common stock, after deducting estimated offering expenses, are approximately $6,500,000. Accordingly, investors will entrust their funds with management, on whose judgment the investors must depend, with only limited information about management's specific intentions. Management has reserved the ability to change the use of proceeds at their sole discretion. As such, investors will have no control or ability to influence or participate in the determination of how the proceeds from this offering will be utilized.
Instead, management will have absolute discretion in the use of proceeds of this offering.

We will not maintain an escrow account for the deposit of investor funds and investor funds will be immediately available for our use.
     This Offering is being made on a "best-efforts, no minimum basis." None of the investor proceeds will be maintained in an escrow account. As such, all the net proceeds from this Offering will be immediately available to us. There is no assurance that subscriptions for the entire Offering will be obtained. We have the right to terminate the sale of the shares at any time, regardless of the amount of shares that have been sold, since there is no minimum subscription requirement. Our ability to meet its obligations and cash needs and to achieve its objectives could be adversely affected if the entire offering of shares is not fully subscribed.

Because we face competition, we may be unable to successfully market our document management business.
     The document management business is becoming increasingly competitive. Some of our biggest competitors, such as Ancestry.com and Heritage Quest concentrate their business in the genealogical data business. These companies are successful revenue producing companies that have the following advantages over our development stage business, including the following:
     o    Development of hundreds of products, including databases of genealogical, military record, and historical data in compact disk format;
     o    Database of over 1 billion ancestral records;
     o    Genealogical databases that are applicable to foreign countries as well as the United States;
     o    Discounted product pricing;
     o    Offering free products with product purchases; and
     o    Membership based business that reduces the price of genealogy books, software programs, compact disks, microfilm and other products.

     In contrast, we are a developmental stage company and we have not developed any products. In addition, we have not developed a marketing program for our potential products.
                                       25

     Our ability to compete will be based on our success in distinguishing our business from our competitors. Because we do not operate an exclusive set of services and products, we will encounter difficulties in distinguishing our services and products from others. In addition, much of the same information accessible through our business will be available elsewhere on the Internet or in other informational formats offered by our competitors. We also do not have an established brand name or reputation while our competitors have significantly greater brand recognition, customer bases, operating histories and financial and other resources. There can be no assurance that we will be able to compete in the document management business, which may negatively impact market awareness and acceptance of our business.

We have no agreements or arrangements with an underwriter to sell our securities; accordingly, we may be unable to raise adequate capital through this initial public offering to implement our plan of operations.
     We have no agreements or arrangements with an underwriter to sell our securities. We will rely upon our officers and directors to sell our securities;
however, they may be unable to raise sufficient capital in this offering to adequately implement the plan of operations described in this prospectus. If we fail to raise adequate funds to implement our plan of operations, you may lose your entire investment in our common stock.

                           FORWARD LOOKING STATEMENTS

            SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

     Some of the statements in this prospectus are "forward-looking statements".
These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under "Risk Factors".
The word "believe", "expect", "anticipate", "intend", and "plan" and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments.

ITEM 4. USE OF PROCEEDS

     We will not receive any  proceeds from the sale of shares offered by the
Selling Shareholders.

MAXIMUM OFFERING PROCEEDS

     Our maximum gross proceeds will be $6,600,000.  We anticipate offering expenses of $100,000 relating to the offering. Our maximum net proceeds from the sale of all of the common stock offered pursuant to the Offering prospectus, after deduction of offering expenses, will be approximately $6,500,000.

                                       26

     We presently intend to use the net offering proceeds for the purposes and in the approximate amounts set forth below, assuming all of the shares of common stock offered are sold. In the event that less than all of the common shares offered are sold, but more than 50% of all the common shares are sold, we intend to utilize the net proceeds of this offering will be applied to the use of proceeds shown in this prospectus, on a pro rata basis.

     Assuming that we obtain the maximum offering proceeds, we intend our use of the offering proceeds to be:

-------------------------------------------------- -------------------------- ----------------------
Description                                                Amount ($)             Percentage (%)
-------------------------------------------------- -------------------------- ----------------------
Gross Proceeds                                             6,600,000
-------------------------------------------------- -------------------------- ----------------------
Offering Expenses                                            100,000
-------------------------------------------------- -------------------------- ----------------------
Net Proceeds                                               6,500,000                    100%
-------------------------------------------------- -------------------------- ----------------------

-------------------------------------------------- -------------------------- ----------------------
Working Capital (1)                                        1,930,000                     32
-------------------------------------------------- -------------------------- ----------------------
Capital Equipment (2)                                      1,950,000                     28
-------------------------------------------------- -------------------------- ----------------------
Sales and Marketing Expenditures                             800,000                     12
-------------------------------------------------- -------------------------- ----------------------
Production facilities and                                    824,000                     13
Executive offices allocation (3)
-------------------------------------------------- -------------------------- ----------------------
Product Development Expenses                                 528,000                      8
-------------------------------------------------- -------------------------- ----------------------
Expansion of internal operations                             383,000                      6
-------------------------------------------------- -------------------------- ----------------------
Repayment of certain indebtedness                             85,000                      1
-------------------------------------------------- -------------------------- ----------------------
TOTAL                                                      6,500,000                   100.00%
-------------------------------------------------- -------------------------- ----------------------

     (1) Our Working Capital includes expenditures for:
          o    Microfilm inventory at an acquisition cost of $1,000,000;
          o    Salary expenses of $705,000;
          o    Utilities expenses of $18,000;
          o    Office expenses of $6,000;
          o    Advertising expenses $90,000;
          o    Auditing expenses of $18,000;
          o    Insurance expenses of $43,000; and
          o    General and administrative expenses of $50,000.
     (2)  Our capital equipment expenditures will include purchase of the following equipment:
          o    Hi-tech computer systems at an acquisition cost of $775,000;
          o    Microfilm digitizers at an acquisition cost of $900,000;
          o    Microfilm duplicators at an acquisition cost of $125,000; and
          o    Specialty scanners at an acquisition cost of $150,000.
     (3) Our production facilities and executive offices allocation includes purchase of land and construction of our production facility.

                                       27

     The above table is our best estimate of the allocation of the maximum net offering proceeds, based upon our plan of operations and current economic conditions. Assuming we receive less than our maximum offering proceeds, we would have to reapportion the proceeds among the categories listed above. In our management's opinion, the net proceeds of this offering, assuming we receive the maximum offering proceeds, together with anticipated revenues from operations, will satisfy our anticipated cash requirements for at least 24 months. However, there can be no assurance that the proceeds of this offering will be sufficient to finance the operations and future capital requirements. The amount and timing of our expenditures from the offering proceeds will vary depending upon progress of our operations, our business growth rate, delivery and operation of capital equipment and changes in competitive conditions.  We have no present understandings, commitments or agreements with respect to any material acquisition or investment.

     We currently anticipate that the net maximum proceeds of this offering, along with cash provided by operations, will enable us to meet our operations and capital requirements for at least 24 months following the date of this prospectus. However, there can be no assurance that the net proceeds of this offering and cash provided by operations will satisfy our requirements for any particular period of time. To the extent capital resources are insufficient to meet future capital requirements, we will have to raise additional funds to satisfy our requirements; however, there are no assurances that we will be successful in obtaining financing or raising additional funds.

     Our contemplated uses for our working capital include salaries, rent, utilities, office expenses, advertising, auditing, insurance and other general and administrative expenses.

                                       28

     FIFTY PER CENT OF MAXIMUM OFFERING PROCEEDS

     Assuming we only receive $3,250,000 representing 50% of the total maximum offering proceeds, our current intention is to use the proceeds in the following manner:

------------------------------------- -------------------- --------------------- ------------------------
Classification                               Amount           Priority Use ($)        Percentage (%)
------------------------------------- -------------------- --------------------- ------------------------
Gross Proceeds                               3,300,000
------------------------------------- -------------------- --------------------- ------------------------
Offering Expenses                               50,000
------------------------------------- -------------------- --------------------- ------------------------
Net Proceeds                                 3,250,000                                    100%
------------------------------------- -------------------- --------------------- ------------------------

------------------------------------- -------------------- --------------------- ------------------------
Working Capital (1)                          1,000,000            High                     29
------------------------------------- -------------------- --------------------- ------------------------
Capital Equipment                              800,000            High                     28
------------------------------------- -------------------- --------------------- ------------------------
Sales and Marketing Expenditures               230,000           Medium                     7
------------------------------------- -------------------- --------------------- ------------------------
Production facilities and                      700,000            High                     21
Executive offices allocation
------------------------------------- -------------------- --------------------- ------------------------
Product Development Expenses                   330,000            Low                      10
------------------------------------- -------------------- --------------------- ------------------------
Expansion of internal operations               150,000           Medium                     4
------------------------------------- -------------------- --------------------- ------------------------
Repayment of certain indebtedness               40,000            Low                       1
------------------------------------- -------------------- --------------------- ------------------------
TOTAL                                        3,250,000                                   100.00%
------------------------------------- -------------------- --------------------- ------------------------

     (1) Includes not initially acquiring the microfilm collection and having to purchase on a roll by roll basis per order or renting on a roll by roll basis per order.  This will create higher production costs, greater operating overhead, and reduced quality control. Expected revenues will be reduced by not being able to properly service the expected microfilm duplication market.

                                       29

     TEN PER CENT OF MAXIMUM OFFERING PROCEEDS

     Assuming we only receive $650,000, representing 10% Percent of the total maximum offering proceeds, our current intentions are to use the proceeds in the following manner:

------------------------------------- -------------------- --------------------- ------------------------
Classification                               Amount           Priority Use ($)        Percentage (%)
------------------------------------- -------------------- --------------------- ------------------------
Gross Proceeds                             $660,000
------------------------------------- -------------------- --------------------- ------------------------
Offering Expenses                          $ 10,000
------------------------------------- -------------------- --------------------- ------------------------
Net Proceeds                               $650,000                                       100%
------------------------------------- -------------------- --------------------- ------------------------

------------------------------------- -------------------- --------------------- ------------------------
Working Capital (1)                        $200,000               High                     31
------------------------------------- -------------------- --------------------- ------------------------
Capital Equipment                          $200,000               High                     31
------------------------------------- -------------------- --------------------- ------------------------
Sales and Marketing                        $ 35,000               Low                       5
Expenditures
------------------------------------- -------------------- --------------------- ------------------------
Production facilities /                    $ 95,000               High                     15
Executive offices
allocation (2)
------------------------------------- -------------------- --------------------- ------------------------
Product Development Expenses               $ 40,000               Low                       6
------------------------------------- -------------------- --------------------- ------------------------
Expansion of internal                      $ 40,000               Low                       6
operations
------------------------------------- -------------------- --------------------- ------------------------
Repayment of certain                       $ 40,000              Medium                     6
indebtedness
------------------------------------- -------------------- --------------------- ------------------------
TOTAL                                      $650,000                                      100.00%
------------------------------------- -------------------- --------------------- ------------------------

     (1)  Microfilm collection would have to be rented on a per order basis creating slower production, higher per product creation costs, and reduced quality control. Because our business plan could not include microfilm duplication services, our expected revenues would be greatly reduced.
     (2) At this reduced level of offering proceeds our production facilities would have to be leased and would encompass a reduced square footage.  The reduced size of our production facilities and capital equipment acquisitions would hinder our growth and expansion.

                                       30

ITEM 5. DETERMINATION OF OFFERING PRICE

     Our selling shareholders will be able to sell their securities at negotiated prices and therefore will be able to determine the price at which they will sell their securities. The offering prices of the Selling Shareholders will be determined by market factors and the independent decisions of the
Selling Shareholders.

     Prior to this offering, there has been no market for our common stock.  We have arbitrarily determined the offering price of the shares in this offering.
The price of the shares bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria.

ITEM 6. DILUTION

     As of March 31, 2001, our common stock had a net tangible book value of
$206,597 or approximately $.01 per share. As a result of the sale of 13,200,000 shares of our common stock through the sale of our common stock offered hereby and the receipt of net proceeds of approximately $6,500,000 therefrom, and after deduction of estimated expenses of the offering, assuming the sale of all the shares of common stock offered hereby, our pro forma net tangible book value at close of offering would be $6,706,597 or approximately $.21 per share. This represents an immediate increase in net tangible book value of the company of approximately $6,500,000 at the time of close of this offering. Accordingly, when shares are purchased at our offering price of $0.50 per share, an investor's investment in the shares will be diluted to $0.29 per share. If fewer than the maximum shares offered are sold, the percentage of share dilution will decrease.

ITEM 7. SELLING SHAREHOLDERS

     The selling shareholders named below are selling the securities.  The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling shareholders upon termination of this offering. We believe that the selling shareholders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling shareholders.

                                       31

  --------------------- ---------------- -------------------------------- ------------------------------- -------------------------
  Name                   Relationship    Amount of Beneficially Owned     Amount of Beneficially Owned    Percentage Owned
                         With Issuer     Prior to Offering                to be Offered                   Before/After
  --------------------- ---------------- -------------------------------- ------------------------------- -------------------------

  Brenda Lee             Attorney         300,000 shares of common stock   300,000 shares of common stock  Less than 1%/Less than 1%
  Hamilton, P.A.

  --------------------- ---------------- -------------------------------- ------------------------------- -------------------------

  Beadros Asare          Edgarizer         50,000 shares of common stock    50,000 shares of common stock  Less than 1%/Less than 1%

  --------------------- ---------------- -------------------------------- ------------------------------- -------------------------

ITEM 8. PLAN OF DISTRIBUTION

A. Sale of our Common Stock in the Offering:

     Upon effectiveness of this registration statement, we will conduct the sale of the shares we are offering on a self-underwritten, best-efforts basis. We do not have an underwriter and the 13,200,000 shares of our common stock which we are offering will be sold to the public by our officers and directors, who will not receive commission from the sales of our common stock. Our officers and directors have no experience in the securities industry or in selling securities. We have no arrangement or guarantee that we will sell any of the shares which we are offering. We do not have arrangements and do not intend to utilize the services of any registered securities broker dealers in connection with any sales of the shares. We may in our discretion use the services of broker-dealers at a later date. If we do decide to use a broker-dealer in connection with this offering, we will file an amendment to this Registration statement.

     The offering price, however, has been arbitrarily determined and does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities. Accordingly, solely our management determined the public offering price for the shares.

     Our officers and directors will sell a maximum of 13,200,000 shares of our common stock to the public on a on a best efforts, self-underwritten, no minimum basis. Our officers and directors will sell our common stock according to the requirements provided by Rule 3a4-1 of the Securities Exchange Act of 1934. We
will not pay, directly or indirectly, any commissions or fees or any form of compensation to our officers or directors in connection with such sales. Our officers and directors have not and will not be associated with a securities broker or dealer. In addition, the primary duties of our officers and directors after this offering will not be associated with the sale of securities on our behalf.

Method of Subscribing:

     Persons may subscribe by completing and returning our subscription agreement. The subscription price of $0.50 per share must be paid by certified check, bank draft, or postal or express money order payable to ArchivalCD, Inc.
There is no minimum amount which must be purchased by a subscriber. The subscription price must accompany the subscription agreement. All payments received from subscribers will be transmitted to our corporate account by the close of business of the next business day following receipt of funds from subscribers. Certificates for the shares subscribed will be issued within fourteen business days following the closing of the offering, unless required to be held in escrow by any state securities laws.

Expiration Date:

     The subscription offer will expire on the earlier date all 13,200,000 shares of common stock are subscribed to or January 1, 2002, whichever occurs first. In the event that all of the shares being offered are not sold by January
1, 2002, we may extend the offering for up to an additional 90 days.  However, management reserves the right to extend the date beyond that additional 90 days.

No Minimum/No Maximum and Escrow

     There will be no minimum amount or maximum amount of shares or offering amount to be sold in this offering. All funds will be deposited in a corporate account at Crockett Bank in Crockett, Texas and such funds will only be invested in investments permissible under SEC Rule 15c2-4. We have not established an escrow account. We are employing the funds as they are being raised. This offering is not subject to any minimum subscription level, and therefore any funds received from a purchaser are available to us and need not be refunded to the purchaser.

Right to Reject

     We reserve the right to reject any subscription, and to withdraw the offering at any time prior to acceptance of the subscriptions received, if acceptance of a subscription would result in the violation of any law to which we are subject.

Transfer Agent

     Transfer Online, located at 227 S.W. Pine Street, Suite 300, Portland,
Oregon 97204, is our transfer agent, and will continue as our transfer agent after our registration statement is declared effective, if ever.

                                       33

B. Sale of our Common Stock by our Selling Shareholders:

     Our Selling Shareholders are offering 350,000 shares of our common stock.
The Selling Shareholders have not informed us of how they intend to sell their shares. The selling shareholder may sell their shares at any price. We will not receive proceeds from the sale of shares by the selling shareholders. The
Selling shareholders may sell their shares in one or more transactions, including block transactions:
     o    on such public markets or exchanges as our common stock from time to time may eventually be trading;
     o    in privately negotiated transactions;
     o    in short sales; or
     o    in any combination of these methods of distribution.

The sales price to the public may be:
     o    the market price prevailing at the time of sale;
     o    the price relating to such prevailing market price; or
     o    such other price as the selling shareholders may determine from time to time.

     The shares may also be sold in compliance with the Securities and Exchanges
Commission's Rule 144. The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders also may have distributed, or may distribute, shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.
We can provide to investors no assurance that all or any of the common stock offered will be sold by the selling shareholders. We are bearing all costs relating to the registration of the common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be paid by the selling shareholders or other party selling such common stock. The selling shareholders must comply with the requirements of the
Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock.

                                       34

     In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:
     o    not engage in any stabilization activities in connection with our common stock;
     o    furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
     o    not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

     The securities offered by this prospectus regarding the selling shareholders will be sold by the selling security holder or by those to whom such shares are transferred. We will file a post effective amendment to this registration statement to identify transferees to whom the selling shareholders transfer their stock. We are not aware of any underwriting arrangements that have been entered into by the selling security holder.

     The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such selling shareholders, the pledgee in such loan transaction would have the same rights of sale as the selling security holder under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. The selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling security holders under this prospectus.

     The selling shareholders, acting alone or in concert with others, may be considered statutory underwriters under the Securities Act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. For instance, an illegal distribution may occur if the selling shareholder were to provide us with cash proceeds from his sale of the securities. If the selling shareholder or others are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

     In addition, the selling shareholders and any brokers and dealers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters'
compensation.

     In addition to the above, the selling shareholders and any other person participating in a distribution will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation
M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person.

                                       35

     There can be no assurances that the selling shareholders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the Securities Exchange
Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

     All of the foregoing may affect the marketability of the securities.
Pursuant to the various agreements we have with the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities, other than the selling security holders' pro rata share of underwriting discounts and commissions, if any, which is to be paid by the selling shareholder.

     Should any substantial change occur regarding the status or other matters concerning the selling shareholders, we will file a Rule 424(b) prospectus disclosing such matters.

ITEM 9. LEGAL PROCEEDINGS

     We are not aware of any pending or threatened legal proceedings, in which we are involved.

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

DIRECTORS AND EXECUTIVE OFFICERS

     Our Board of Directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:

                                       36

        ------------------------------------ -------- -------------------------------- --------------------
        Name                                 Age      Position                         Director Term (1)
        ------------------------------------ -------- -------------------------------- --------------------
        Daniel J. Hay                        44       President/CEO/Director           1 yr

        Michael Sirotka                      55       Treasurer/Director               1 yr

        Brenda L. Saul                       41       Vice President/Secretary         -----

        William R. Gann                      69       Director                         1 yr

        Richard H. Lytle                     55       Director                         1 yr

        Rachel A. Maze                       68       Director                         1 yr  (2)

        Guillermo J. Campisteguy             38       Director                         1 yr

        Gary R. Toms                         52       Director                         1 yr
        ------------------------------------ -------- -------------------------------- --------------------

          (1)  Each director (other than Rachel A. Maze) has held office since appointment by the founder in June of 2000.  Each director will hold office until the first shareholders meeting following this offering.
          (2)  The board appointed Rachel A. Maze to an open seat on the board in February 2001.

Daniel J. Hay has been our President and Chief Executive Officer since November
1998. As president, Mr. Hay has directed our operations, including our product development, software design, and marketing development. From April 1996 to
August 1998, Mr. Hay was the president and Managing Partner of ArchivalCD, LLC, a marketing development firm located in Utah. From February 1993 to April 1996,
Mr. Hay was the President of Advanced Resources, Inc., located in West
Bountiful, Utah, which was a company that developed software products and supported Internet development for small businesses. In 1979 Mr. Hay earned a
Bachelor of Science Degree in Music from Pacific Northwestern University in
Seattle, Washington. Mr. Hay received a Master of Business Administration from
Franklin University in 1981 and a Doctorate of Divinity from Psalms College in
Houston, Texas in 1983. Mr. Hay has lectured on genealogy subjects and has authored "The Copyright Reference Guide" booklet and "The County Reference
Guide" database in the genealogy market.

Michael Sirotka has been one of our directors since June, 2000. He has been our
Chief Financial Officer and Treasurer since November 1998. Mr. Sirotka has served as the Chief Operating officer and Chief Financial Officer of Aquaculture
Technologies, Inc., a manufacturer, distributor and marketer of aquarium related products, since January, 1998. In June 1967, Mr. Sirotka received a Bachelor of
Science in Accounting degree from Bentley College located in Waltham,
Massachusetts.

Brenda L. Saul has served as our Vice President/Secretary since
November 1998. From August 1992 through August 1995 Ms. Saul served as the
Director of Subscriptions and Renewal for "Heritage Quest Magazine" at the
American Genealogical Lending Library in Bountiful, Utah. She was the office manager and archival collection department manager for Advanced Resources, Inc.
from September 1995 through April 1996. In June of 1998, Ms. Saul received a
Bachelor of Arts Degree in American History from Columbus University located in
New Orleans, LA.

                                       36

William R. Gann has been of our directors since June 2000. Mr. Gann has been retired since 1986, but conducts personal genealogical and historical research and publishes in genealogical newsletters. From 1968-1971, Mr. Gann served as a
Director of a Rockefeller Foundation funded program at Claremont Colleges. From
1971 to 1986, Mr. Gann was Dean of Students of Harvey Mudd College, the
Claremont Colleges, located in Claremont, CA. Mr. Gann received a Bachelor of
Music from the University of Missouri in 1953 and a Master of Science in
Counseling from the University of California--Los Angeles in 1968.

Richard H. Lytle has been one of our directors since June 2000. He is senior partner in the law firm of Dorothy, Lytle, Cronk & Miller. He has been engaged in the active practice of law since 1974. He received a Bachelor of
Science in Finance from Drake University in 1967 and a Juris Doctor Degree from the University of Iowa School of Law in 1974. Mr. Lytle has served for more than twenty years, since 1979, as the Secretary of the private Van Buren Foundation,
Keosauqua, Iowa. He also serves as the Vice-President of the Indian Hills
Community College Foundation located in Ottumwa, Iowa and as Secretary of
Keosauqua Economic Development Association a local economic development corporation.

Rachel A. Maze has been one of our directors since February 2001. She has been the Executive Director of the Tulsa Education Fund since 1989, a nonprofit, community-based organization that funds creativity and innovation in the 15
Tulsa County school districts. Mrs. Maze received a Bachelor of Arts Degree in
English and Spanish, summa cum laude, from Washburn University, Topeka, Kansas in 1953.

Guillermo J. Campisteguy has been one of our directors since June 2000. Since
May 1989 Mr. Campisteguy has been employed in the Aerospace industry in various capacities of commercial aircraft design, performance, production and support.
Mr. Campisteguy received a Bachelor of Science Degree in Engineering from SUNY at Buffalo, New York in January 1986 and a Master of Science Degree in
Engineering from The Ohio State University in June 1989.

Gary R. Toms has been one of our directors since June 2000. From 1983 to 1990 and from 1993 to present, Mr. Toms has been President of Genealogical Pursuits, a firm that provides custom research services. He was employed through October
2000 as Director of Data Processing/Quality Control at MVSi, a privately held firm specializing in imaging services for government jurisdictions. Since
October 2000, he has been employed as librarian and researcher at Educational
Resources, Inc. As such, he utilizes experience and knowledge from 25 years in the museum and historic preservation field in his current roles as researcher and librarian. In addition, he holds a part-time position as Genealogy Reference
Assistant at the Genealogy Branch of Mid-Continent Public Library, since July
2000. Toms is an active genealogist, author and editor. From 1978 through 1992, served as Director or officer in various local, state, and national historical and genealogical organizations, including as President for the Missouri State
Genealogical Society, as Vice President for American Family Records Association
and as a Director for the Federation of Genealogical Societies. Mr. Toms
received a Bachelor of Arts in History from the University of Missouri-Kansas
City in 1972.

SIGNIFICANT EMPLOYEES

We have no significant employees other than the officers and directors listed above.

                                       37

FAMILY RELATIONSHIPS

     Ms. Saul, serving as Vice President and Secretary, is the professional name of Brenda Hay who is the wife of our President, Daniel J. Hay. She is expecting the company to replace her for both positions when suitable individuals are located to join management. There are no other family relationships among our officers, directors, or persons nominated for such positions.

LEGAL PROCEEDINGS

     We are unaware of any officer, director, or persons nominated for such positions, promoter or significant employee that has been involved in legal proceedings that would be material to an evaluation of our management.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables sets forth the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this registration statement, and by our officers and directors, individually and as a group. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted. We are unaware of any pending or anticipated arrangements that would result in a change in our control.

Security Ownership of Beneficial Owners:

Title of       Name                  Position        Amount         Nature         Percent of     Percent of
Class          & Address                                                           class before   class after
                                                                                   Offering       Offering
Common         Daniel J. Hay         President,
               121 Carroll Dr.       CEO             16,282,070     Direct           94%            53%
               Athens, TX
               75752

Security Ownership of Management:

Title of       Name                  Position        Amount         Nature         Percent of     Percent of
Class          & Address                                                           class before   class after
                                                                                   Offering       Offering

Common         Daniel J. Hay         President,      16,282,070      Direct           94%          53%/0.0%
               121 Carroll Dr.       CEO
               Athens, TX
               75752

Common         Brenda L. Saul        Vice President     130,000      Direct       less than 1%      0%/0.0%
               121 Carroll Dr.       Secretary
               Athens, TX
               75752    *
                                       38

Common         William R. Gann                            1,000      Direct       less than 1%      0%/0.0%
               2804 S. Maybrook Ave.
               Independence, MO
               64057

Common         Richard H. Lytle                          10,235      Direct       less than 1%      0%/0.0%
               P.O. Box 159
               Keosauqua, IA
               52565

Common         Rachel A. Maze                             1,536      Direct       less than 1%      0%/0.0%
               7016 E. 77th Place
               Tulsa, OK
               74133

Common         Guillermo J. Campisteguy                   15,214     Direct       less than 1%      0%/0.0%
               15509 SE 175th Court
               Renton, WA
               98058

Common         Gary R. Toms                               1,000      Direct       less than 1%      0%/0.0%
               2804 S. Maybrook Ave.
               Independence, MO
               64057

                           Total                     16,441,055

*Brenda L. Saul is the wife of Daniel Hay. Her stock ownership reflects 70,000 shares issued to her and 60,000 shares to her minor children, Trefor Hay and
Shodie Hay, for which she acts as custodian.

ITEM 12. DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws, is qualified in its entirety. The
Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

COMMON STOCK

GENERAL:

     We are authorized to issue 100,000,000 shares of common stock with a par value of $.0001 per share. As of the date of this registration statement, there were 17,341,537 shares of common stock issued and outstanding held by 563 shareholders of record. All shares of common stock outstanding are validly issued, fully paid and non-assessable.

     We are authorized to issue 10,000,000 shares of preferred stock with a par value of $.0001 per share. As of the date of this registration statement, there were no preferred shares issued and outstanding.

                                       39

VOTING RIGHTS:

     Each share of our common stock entitles the holder to one vote, either in person or by proxy, at meetings of the shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of a majority of the shares of common stock voting, for the election of directors can elect all of the directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to effectuate certain fundamental corporate changes such as liquidation, reorganization, merger or an amendment to our articles of incorporation and to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

DIVIDEND POLICY:

     Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefore. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our
Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

MISCELLANEOUS RIGHTS AND PROVISIONS:

     Holders of our common stock have no preemptive rights.  Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. All outstanding shares of our common stock are, and the common stock to be outstanding upon completion of this offering will be fully paid and nonassessable. There are not any provisions in our Articles of Incorporation or our by-laws that would prevent or delay change in our control.

ITEM 13. INTEREST OF NAMED EXPERTS AND COUNSEL EXPERTS

CERTIFIED PUBLIC ACCOUNTANTS:
     Our Financial Statements for the periods ending December 31, 1999 and
December 31, 2000, have been included in this prospectus in reliance upon Cross and Robinson, Certified Public Accountants, as experts in accounting and auditing.

LEGAL MATTERS:
     The validity of the common stock being offered hereby will be passed upon for us by Hamilton, Lehrer & Dargan, P.A. who received 300,000 shares of our common stock in exchange for legal services rendered to us.

ITEM 14.  DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                       40

ITEM 15. ORGANIZATION WITHIN LAST FIVE YEARS

     As part of agreement at inception of the company we agreed to issue 51% of the company to our founder/president, Mr. Daniel J. Hay in exchange for his ownership of our business plan, marketing surveys, software specifications, equipment design, and certain intellectual properties. We issued such shares
July 9, 1999, and on July 15, 2001 the Board of Directors resolved to issue an additional 3,404,570 as an antidilutive measure.  These shares were issued July
16, 2001.

     At our inception on November 12, 1998 we agreed to issue 14,745,167 shares to individual owners of ArchivalCD, LLC as payment for:
     o    The rights to certain software processes;
     o    The following equipment valued at $174,370: (a) microfilm digitizer,
          (b) NT system server and compact disk duplicating server, (c) various computers systems, laptop computers, and printers.
     o    Rights to corporate name and product names;
     o    Completed and pending software packages;
     o    Certain archived records valued at $140,140;
     o    Customer databases;
     o    Production processes; and
     o    Proprietary intellectual property.

     The shares were issued periodically during 1999 and 2000, as follows:

 Date of Issue              Name                                                     Shares
 -------------------------- -------------------------------------------------------- -------------------
 02/05/1999                 Daniel J. Hay (1)                                         14,275,000
 -------------------------- -------------------------------------------------------- -------------------
 03/08/2000                 Mike Vanderhoof                                              223,000
 -------------------------- -------------------------------------------------------- -------------------
 02/05/1999                 Brenda Hay (2)                                                70,000
 -------------------------- -------------------------------------------------------- -------------------
 02/05/1999                 Brenda Hay, Custodian for                                     60,000
                               Benefit Trefor Hay and Shodie Hay(3)
 -------------------------- -------------------------------------------------------- -------------------
 11/03/1999                 Carl Dearmin                                                  45,000
 -------------------------- -------------------------------------------------------- -------------------
 08/24/1999                 Lauren Hay (4)                                                30,000
 -------------------------- -------------------------------------------------------- -------------------
 03/08/2000                 Marion Saul                                                   10,000
 -------------------------- -------------------------------------------------------- -------------------
 03/08/2000                 Janice Winters                                                10,000
 -------------------------- -------------------------------------------------------- -------------------
 11/03/1999                 John Goebel                                                   10,000
 -------------------------- -------------------------------------------------------- -------------------
 03/08/2000                 Brad Steuart                                                   5,000
 -------------------------- -------------------------------------------------------- -------------------
 11/03/1999                 Lynn Toms                                                      1,667
 -------------------------- -------------------------------------------------------- -------------------
 11/03/1999                 Gary Toms                                                      1,000
 -------------------------- -------------------------------------------------------- -------------------
 03/08/2000                 Barbara Harvey                                                   500
 -------------------------- -------------------------------------------------------- -------------------
 06/01/1999                 Kathy Kirkpatrick                                              1,500
 -------------------------- -------------------------------------------------------- -------------------
 03/08/2000                 Kathy Kirkpatrick                                              1,500
 -------------------------- -------------------------------------------------------- -------------------

                                       41

               (1)  Our founder/president, Daniel Hay, was affiliated as the president and managing partner with ArchivalCD, LLC;
               (2)  Brenda Hay is the wife of Daniel J. Hay
               (3)  Minors Trefor Hay and Shodie Hay are minor children of
                    Daniel J. and Brenda L. Hay
               (4)  Lauren Hay is the daughter of Daniel J. and Brenda L. Hay.
                    These shares were originally issued to Brenda L. Hay as
                    Custodian and later converted to issue to Ms. Hay when she reached adult status.

     Other than the above transactions, we have not entered into any material transactions with any director, executive officer, and nominee for director, beneficial owner of five percent or more of our common stock, or family members of such persons. Also, we have not had any transactions with any promoter. We are not a subsidiary of any company.

ITEM 16. DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT.
     We were incorporated in the state of Delaware on November 12, 1998, for the purpose of engaging in the document management business.

     We have never been the subject of any bankruptcy or receivership action. We have had no material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets outside the ordinary course of business.
We began implementing our business plan in 1998 that consisted of the above activities.

PRINCIPAL PRODUCT & SERVICES
     We currently have no products or services.

     We have operated as a development stage company since our inception.  We have devoted all of our efforts to:
     o    Research and development;
     o    Market analysis;
     o    Business planning activities; and
     o    Establishing our website.

     We began implementing our business plan in 1998 that consisted of the above activities.

     We have two distinct markets:

Core Market:
     Our planned core market is the genealogical, historical, and educational markets having need for historic documents in an accessible format. To respond to this market need, we will convert documents that are typically stored on
National Archives or Library of Congress microfilm or microfiche collections or other documents to a digitized format on compact discs. Our proprietary processes and software have been designed to capture this market that is composed of members of the general public who are conducting genealogy research, university researchers, library collections and individuals interested in historical research.
                                       42

Business and Government Documents Market:
     Our second potential market is related to converting data and information from business and government documents and retaining the original document in an image base rather than as a database. We will not develop this second market until:
     o    We develop our plan of operations fully from our maximum offering proceeds;
     o    Our revenues sufficiently support our business, without the need for additional financing;
     o    We have developed and expanded our core market directed to the genealogical, historical and educational markets; and
     o    We construct our production facility and obtain all capital equipment for our operations.

     We will use "just-in-time production" techniques for our collections of microfilm. In so doing, all of our approximate 200,000 titles of microfilm are placed in the catalog of available titles but none are actually produced until they are ordered and paid for. This production method permits our production time to be spent on titles in demand, instead of creating titles, converting the data and information to a compact disc format and then attempting to sell the market on their use. Once we create a master copy, later requests for the title on compact disk can be duplicated and shipped the same day as order is received.
All orders are prepaid and inventory is only created as needed allowing for a tight control of inventory and supplies as well as maintaining tight reins on overhead costs. We have created a proprietary forecasting algorithm to help determine what microfilm titles to prepare for times when custom orders are slowing. In so doing, we will be able to project which titles to produce during any potential cyclic periods. Our forecasting method will also allow training of new staff to occur on titles not presently ordered allowing new staff sufficient time to meet quality control requirements without risking delay of product to customers.

We use a proprietary computer controlled production process that tracks our needs in the following areas:
     o    Customer service;
     o    Inputting of orders;
     o    Following the order and the product through inventory control;
     o    Production needs;
     o    Labeling;
     o    Shipping;
     o    With compact disk rentals, track return titles, dates, and condition.

     We have incurred significant net losses and negative cash flows from operations since inception, and as of March 31, 2001 we had an accumulated deficit of $259,853. Depending upon our offering proceeds, we intend to continue to invest in technology and infrastructure development, and marketing and promotion. We believe that we will continue to incur operating losses and negative cash flows from operations for the foreseeable future. The rate at which our losses will be incurred may increase from current levels. There can be no assurance that we will be able to achieve or sustain revenue growth, profitability, or positive cash flow on either a quarterly or annual basis.

                                       43

     We believe that we can continue to satisfy our current cash requirements for a period of 24 months through our maximum offering proceeds and our revenues from continuing operations. We anticipate total estimated capital expenditures of $4,354,000 over the next twelve months, as detailed in our Use of Proceeds
Section discussed above, which includes purchase of various equipment, construction of a production facility and purchase of a library of microfilm records for our initial product production.

COMPETITIVE BUSINESS CONDITIONS AND OUR PLACE IN THE MARKET:
     The document management business is extremely competitive.  We do not have an established brand name or reputation while our competitors have significantly greater brand recognition, customer bases, operating histories and financial and other resources. Some of our biggest competitors, Ancestry.com and Heritage
Quest, concentrate their business in the genealogical data business. These competitors have developed hundreds of products, including databases of genealogical, military record, and historical data in compact disk format. In addition, they have a database of over 1 billion ancestral records and genealogical databases that are applicable to foreign countries as well as the
United States. These companies also offer discounted product pricing and free products with product purchases.

     In contrast, we are a developmental stage company and we have not developed any products. In addition, we have not developed a marketing program for our potential products. Our ability to compete will be based on our success in distinguishing our business from our competitors. Because we do not operate an exclusive set of services and products, we will encounter difficulties in distinguishing our services and products from others. In addition, much of the same information accessible through our business will be available elsewhere on the Internet or in other informational formats offered by our competitors.

SOURCES AND AVAILABILITY OF RAW MATERIALS:

     We do not require raw materials in our business.

CUSTOMER DEPENDENCY:

     We currently do not have any customers.  We do not intend upon being dependent upon any one or a few customers; however, there are no assurances that we will not become dependent upon one or a few customers.

INTELLECTUAL PROPERTY:

     We have not applied for service mark protection for our domain name or our corporate name, ArchivalCD.  We have not applied for copyright protection of our software technology.  We do not have any patents or royalty
agreements.

                                       44

GOVERNMENTAL APPROVAL REQUIREMENTS:

     We are not aware of the need for any government approval of our principal product or services. Some of our products and services may involve bidding for government contracts, which will require approval of our submissions form the particular approving governmental agency.

EFFECT OF EXISTING GOVERNMENTAL REGULATIONS:
Not applicable

RESEARCH AND DEVELOPMENT:

     During the period from our inception to the date of this registration statement, we have not spent any funds on research.

COSTS ASSOCIATED WITH ENVIRONMENTAL COMPLIANCE:

     We currently have no costs associated with compliance with environmental regulations. We do not anticipate any costs associated with environmental compliance. However, there can be no assurance that we will not incur such costs in the future.

EMPLOYEES:

As of the date of this registration statement, we had one full time and one part time employee.

REPORTS TO SHAREHOLDERS.

As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file periodic reports, proxy statements and other information with the Securities and
Exchange Commission.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 with respect to the common stock in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public
Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the
SEC at 1-800-SEC-0330. The registration statement and other information filed with the SEC is also available at the web site maintained by the SEC at
http://www.sec.gov.

                                       45

ITEM 17. PLAN OF OPERATIONS

     The discussion contained in this prospectus contains "forward-looking statements' that involve risk and uncertainties These statements may be identified by the use of terminology such as "believes", "expects", "may",
"will", or " should", or " anticipates", or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus.
Important factors that could cause or contribute to such differences include those discussed under the caption entitled "risk factors," as well as those discussed elsewhere in this prospectus.

OUR PLAN OF OPERATIONS AT LESS THAN MAXIMUM OFFERING PROCEEDS

     Assuming we raise 50% of the total amount in this offering, we believe we will be able to finance our planned operations without having to raise additional cash for a period of 8 to 12 months. Because we will be limited in our ability to develop our infrastructure until such time that we generate sufficient revenues and/or obtain additional financing through other means, our growth rate will be slower. Specifically, our operations and growth will be limited because:
     o    Our working capital will be decreased by $980,000 from the maximum offering proceeds.  Because we will have to order film on an order by order basis, our production  process will be negatively affected, as follows:  (a) increased  product turn around time; (b) reduced quality control; and (c) removal of the potential production and revenues from the microfilm duplication services from our master film collection.
     o    Our capital equipment acquisitions will be decreased by $1,000,000 from the maximum offering proceeds and will eliminate half of the film digitizers and hi-tech computer systems that we would have acquired with the maximum offering proceeds.  We would also have to reduce the number of administrative computers from 12 to 6 and we would be unable to acquire the specialized book scanners.  The reduction in the equipment acquisitions will slow our production capabilities  and greatly reduce our marketability and our expected revenue stream.
     o    Our sales and marketing expenses will be decreased by $570,000 from our maximum offering proceeds and will negatively  affect our market exposure, production capacity, and name branding efforts.
     o    Our product development expenses will be decreased by $198,000 from the maximum offering proceeds and will negatively affect our ability to create new products with our digitized document image bases and to enhance our existing software products for additional markets.
     o    Our expansion of internal operations will be decreased by $233,000 from our maximum offering proceeds and will reduce our ability to adapt to the market changes and expand our production capacity due to reduced staff capabilities.

                                       46

     Assuming we only raise 10% of the total amount in this offering, we believe we will be able to finance our planned operations without having to raise additional cash for a period of 6 to 10 months. If we raise only 10% of the proceeds in this offering, our growth rate, if any, will be slow since we will be limited in our ability to develop our infrastructure until such time that we generate sufficient revenues and/or obtain additional financing through other means. Specifically, our operations and growth will be limited because:
     o    Our working capital will be decreased by $1,580,000 from our maximum offering proceeds that will affect our entire market position. Our abilities to capture market share, to produce the product demanded by our clients, and hiring qualified staff for long term growth, will be negatively impacted. In addition, because of our reduction in working capital we would not generate any microfilm duplication revenues.
     o    Because our capital equipment acquisitions will be decreased by
          $1,600,000 from our maximum offering proceeds, we will only acquire one additional microfilm  digitizer and limited supporting computer systems. Accordingly, we will be unable to meet the demand for product production and would have to limit our production of master new products.  In addition, we would only be able to mass market a small number of titles instead of the more optimal custom production  on demand we would expect with maximum offering proceeds.
     o    Our sales and marketing expenses will be decreased by $765,000 from our maximum offering proceeds that will critically affect our marketing efforts and our revenue stream.  Being unable to effectively market our brand name and products and our image brand to the market will drastically reduce the potential market awareness for our products and services.
     o    Our planned construction of a production facility would be eliminated and we would have to lease a building of only approximately 1,500 square feet that would limit our growth and expansion plans;
     o    Our product development expenses will be decreased by $488,000 from our maximum offering proceeds which will affect our ability to develop new uses for our products and would remove our capability of developing new products until additional funding might be obtained.
     o    Our expansion of internal operations will be decreased by $343,000 from our maximum offering proceeds which will affect our ability to evaluate new trends, new products, and to effectively train our staff and plan for expansion.

     As of March 31, 2001, we had only $380 of cash assets, although we will need approximately $4,354,000 to accomplish our goals to implement our plan of operations. Accordingly, we will be unable to fund our expenses through our existing assets or cash. If our offering proceeds, and revenues are insufficient to conduct operations, we plan to fund these expenses through non-interest bearing loans from our president; however, there are no assurances that our president will have sufficient funds to make these loans. In addition, there are no agreements or other arrangements that our president make these loans. We have no compensation agreements with our president in connection with any loans he may provide to us. If our president is unable or unwilling to make loans to us necessary to implement our plan of operations, we will need additional financing through traditional bank financing or a debt or equity offering; however, because we are a development stage company with no operating history and a poor financial condition, we may be unsuccessful in obtaining such financing or the

                                       47

amount of the financing may be minimal and therefore inadequate to implement our plan of operations. We have no alternative plan of operations. In the event that we do not receive financing or our financing is inadequate or if we do not adequately implement an alternative plan of operations that enables us to conduct operations without having received adequate financing, we may have to liquidate our business and undertake any or all of the following actions:
     o    Sell or dispose of our assets, if any, and including our microfilm collection which might possibly be disposed of at approximately 60% of our initial cost;
     o    Pay our liabilities in order of priority, if we have available cash to pay such liabilities;
     o    If any cash remains after we satisfy amounts due to our creditors, distribute any remaining cash to our shareholders in an amount equal to the net market value of our net assets;
     o    File a Certificate of Dissolution with the State of Delaware to dissolve our corporation and close our business;
     o    Make the appropriate  filings with the Securities and Exchange
          Commission so that we will no longer be required to file periodic and other required reports with the Securities and Exchange Commission, if, in fact, we are a reporting company at that time; and
     o    Make the appropriate filings with the National Association of Security
          Dealers to affect a delisting of our common stock, if, in fact, our common stock is trading on the Over-the-Counter Bulletin Board at that time.

Based upon our current assets, however, we will not have the ability to distribute any cash to our shareholders.

     If we have any liabilities that we are unable to satisfy and we qualify for protection under the U.S. Bankruptcy Code, we may voluntarily file for reorganization under Chapter 11 or liquidation under Chapter 7. Our creditors may also file a Chapter 7 or Chapter 11 bankruptcy action against us. If our creditors or we file for Chapter 7 or Chapter 11 bankruptcy, our creditors will take priority over our shareholders. If we fail to file for bankruptcy under
Chapter 7 or Chapter 11 and we have creditors, such creditors may institute proceedings against us seeking forfeiture of our assets, if any.

     We don't know and cannot determine which, if any, of these actions we will be forced to take.

     If any of these foregoing events occur, you could lose your entire investment in our shares.

     We have thus far accomplished the following regarding our plan of operations:

WHAT WE HAVE ACCOMPLISHED IN OUR PLAN OF OPERATIONS TO DATE:

Purchase of Equipment
In November, 1998, we acquired:
     o    One SunRise Imaging Microfilm Digitizer
     o    One Hewlett Packard document scanner
     o    One network server
     o    Five desktop computers
     o    One laptop computer
     o    Replacement computer for software testing

                                       48

Purchase of Archived Records
In 1998, we acquired 750 microfilm titles that had been converted to digital storage on compact disk. We also purchased a library of 60 books of archival interest. In 1999 we purchased a Minorities Records Collection of photographs, documents, and books.

Development of Our Website
From approximately February 1999 through June 1999 we developed a website and our website content. In December 2000 we began a complete reworking of our planned websites and have most of the web pages ready to be put on-line.

Registered Our Domain Name
In May 1999 we registered archivalcd.com with the U.S. Department of Commerce as our Internet domain name. The domain was renewed in July of 2001.

OUR PLAN OF OPERATIONS WITH MAXIMUM OFFERING PROCEEDS

FIRST YEAR OF OUR OPERATIONS
The first year of our planned operations presented below is contingent upon receiving maximum offering proceeds.

A.   Construction of Our Production Facility - First four months of our operations:
     o    Finalize the selection of the property and location for our production facilities that will also contain our executive offices;
     o    Acquire the land for the location of our production facility;
     o    Hire an architect to make drawings depicting the design of the exterior and interior of the facility;
     o    Select a contractor to construct the facility;
     o    Construction of production facility which we estimate will take from three to five months;
     o    In the event of any substantial construction delays, seek temporary quarters for storage of delivered digitizers, scanners, computers, and film duplicators.

B.   Hiring of Managers - First six months of our operations:
     o    Advertise job postings at  HotJobs.com and in market specific publications such as Everton's "Genealogical Helper" and the "Heritage
          Quest" magazine for four manager positions to serve in our marketing, production, customer service, and computer systems departments. We now have a list of potential managers that we could  potentially  hire;
          however due to timing factors, there are no assurances that these candidates will be available when we have the funds to fill  these positions.
     o    We will begin the selection of four managers to serve in the following departments: (a) marketing, (b) production, (c) customer service, and
          (d) computer systems:
          o    (a) Marketing Manager - Will be responsible for maintaining our print and electronic advertisement schedules and in coordinating advertising and image making with our tradeshows.  Our Marketing
               Manager must be computer literate and proficient at layout and design of brochures, letters, advertisements, and press material in a manner consistent with the look and feel we wish to project of our company image.

                                       49

          o    (b) Production Manager - Will be responsible for the scheduling of all digitizing, compact disk production and compact disk duplication  processes.  The Production Manager will work closely with the film replicator staff and the shipping control
               specialists for inventory control.
          o    (c) Customer Service Manager - Will work closely with production
               staff  in  providing   customers   timely  delivery  of  product.
               Responsibilities  include  initial  phone  training  for Customer
               Service   Representatives  and  ongoing  product  training.   The
               Customer  Service  Manager will  supervise  the Customer  Service
               Representatives who will handle telephone orders,  mailed orders, customer email, and Internet order processing, digital storage of all  communications  with customers,  order  processing,  payment processing, and customer problem resolution.
          o    (d) Computer Systems Manager - Will be responsible for
               installation of all hardware and ongoing maintenance schedules, network development, software inventory and license requirements, staff computer training, and Internet access and web development.
     o    Finalize the selection of managers;
     o    Employ the managers;
     o    Begin training of the managers in the areas of market and customer awareness, familiarity with our production facility and ordering processes, and cross training immediately upon their hire dates for a period of two months.  We will also provide managers with a series of seminars on how to manage their staff and skills enhancement.

C. Ordering Equipment - First four months of our operations:
We will order our equipment in the order presented below:
     o    Place the order for our microfilm collection that has a lead-time of
          4-6 months.
     o    Place the order for microfilm digitizers that has a lead time of six to ten weeks.  We plan to install our microfilm digitizers in our production facility during approximately the fourth month.
     o    During approximately the second month we will order our production computer systems to coordinate their installation simultaneous to the microfilm digitizers;
     o    During approximately the third or fourth month we will order remaining administrative computer units for delivery and installation during the fourth month;
     o    During approximately the approximately the third or fourth we will order microfilm duplicators and specialty scanners with anticipated delivery and installation by the end of the fourth month.

D. Delivery and Installation of Equipment - During approximately the fifth to approximately sixth month of our operations:
     o    During approximately the fourth month all previously ordered equipment will be expected for delivery and installation; presuming successful completion of the building as anticipated during approximately the fourth month, all equipment should be ready to run during
          approximately the fifth or sixth month of our operations.

E. Marketing Plans - During the period approximately between the sixth month to the eighth month of our operations we will implement our marketing plans.
     o    During approximately the sixth month the marketing manager will begin work;

                                       50

     o    During approximately the sixth to approximately the seventh month the marketing manager will formulate plans for our first round of advertisement placements which includes placing advertisements in trade journals and magazines including Everton's "Genealogical Helper"
          and "Heritage Quest  Magazine" and "The Family Tree", Internet
          advertisement at targeted sites, direct mail campaign to our own mailing list;
     o    During approximately the seventh month, if all our equipment has been installed and tested, we will place our advertisements to begin during the seventh month;
     o    Attendance at tradeshows anytime during this period; and
     o    Any delays in delivery or installation of the equipment or construction of our production facility will cause these marketing plans to be postponed because we will not place the advertisements until we are capable of full production.

F. Production Plans - Approximately the seventh month to the ninth month of our operations
     o    During approximately the seventh month the production manager will begin hiring eight production staff members assuming our production equipment is installed;
     o    During the approximately the eighth month final hiring of our production staff members will occur;
     o    During approximately the eighth month training of our production staff members will occur which will include three days at various manufacturer's sites for training sessions on the use of microfilm digitizers;
     o    We will use a list of titles previously ordered for training of the production staff members; and
     o    During approximately the ninth month we expect full production capability.

G. Remaining Employees: - Approximately the ninth month to the eleventh month of our operations
     o    During approximately the ninth month the customer service manager will begin hiring four customer service staff employees;
     o    During approximately the ninth month, the customer service manager will train customer service staff in product lines; and
     o    During approximately the eleventh month, the following unfilled staff positions will be filled:
          a.   Eight Microfilm Digitizing Station Operators that have
               familiarity with Windows Platform Personal Computers and will inspect microfilm and mount it on the film digitizer and then perform a series of setup routines. Once standards are met on the setup the digitizer is started and the operator moves to the support computers for that unit and initiates the enhancement and compression routines for the digital images being created by the digitizer. A number of logs are created the operator must
               maintain, and critical data in input to give the process quality control measures and guidance on storage media.  Each operator repeats the process for five stations in a time pattern and then repeats the process as each station completes its assigned task.

                                       51

          b.   Two Microfilm Replication Specialists who must be experienced microfilm replicators responsible for the duplication process from master copies of our film  collection to customer copies for distribution.  These individuals also are the only staff allowed in the microfilm storage vault and are in charge of the inventory for daily pulling of films to be replicated  both in duplicate film versions and for digital versions. All film is then returned to vaults by these individuals.
          c.   Four Document Scanning Station Operators that handle the paper scanners and the book scanners including preparatory work on projects, scanning, enhancement and compression of digital images, and they then return the paper project to its source or create and inventory item for storage if retained by the company.
          d.   One Shipping/Inventory Control Specialist maintains the compact disk Master and compact disk client inventories and is the only person allowed in the compact disk storage  vault.  Using our software the Control Specialist will label each created compact disk master, its jewel case, and each compact disk client and its jewel case. Following computer instructions this person will pack each customer order and generate an invoice/shipping label, will file the master compact disk and upon return of client rentals will refile client compact disks.
          e.   One Native American and Minorities Document Preservation Liaison
               is a specialist position for a person familiar with historic collections, library science, archival sciences and the ability to work with various groups and individuals  in creating a core collection of documents and records related to Native Americans and other Minority groups.  Individual must work closely with the
               Scanning Operators in scheduling production and in proper
               handling of private collections.
          f.   One Document and Preservation Field Representative is a
               specialist position for a person familiar with historic
               collections, library science, archival sciences and the ability to work with various groups and individuals in creating a core collection of documents and records which this individual and management determine would be of value to add to our core
               collection.
          g.   One Business/Government Imaging Project Developer will be
               following up on leads for business or government projects
               requiring digitization of microfilmed or paper documents for long term storage in digital media.  This person may be required to develop a national sales program as well but must first be able to follow procedures and file responses to Requests For Bids with various business and government offices.
          h.   One Internet Image Indexing Project Manager will be an individual familiar with indexing historic documents for the creation of research tools and will be able to work with various individuals and groups on the creation of special interest indexes to
               projects of local  interest. This person must be familiar with database tools and indexing methods as well as able to apply our unique quality control algorithm in the creation of viable indexes.  The goal is to use our Internet based indexing software to create a master worldwide index to records we have digitized.
               The created index can then be appended to our mastered product or published by the assisting entity as a fund raiser.

                                       52

               The following chart summarizes our anticipated implementation, method of achievement and estimated cost.

--------------------- ---------------------------- --------------------------- ----------------------
MILESTONE              TIME FRAME FOR              METHOD OF ACHIEVEMENT       ESTIMATED COST
                       IMPLEMENTATION
--------------------- ---------------------------- --------------------------- ----------------------
Facilities             First four months           Select location and         $   800,000
                                                   property and contractors
--------------------- ---------------------------- --------------------------- ----------------------
Managers               First six months            Various methods             $    25,000
                                                   including job websites
                                                   and professional search
                                                   firms
--------------------- ---------------------------- --------------------------- ----------------------
Microfilm              First four months           Purchase order sent to      $ 1,000,000
Collection                                         vendor and payment
                                                   escrowed for microfilm
                                                   collection
--------------------- ---------------------------- --------------------------- ----------------------

Film Digitizers       First four months            Final bids will be          $   900,000
                                                   taken and order
                                                   processed
--------------------- ---------------------------- --------------------------- ----------------------
Production            First four months            Final bids will be          $   850,000
Computers                                          taken and order
                                                    processed
--------------------- ---------------------------- --------------------------- ----------------------
Admin. Computers      First four months            Final bids will be          $    65,000
                                                   taken and order
                                                   processed.
--------------------- ---------------------------- --------------------------- ----------------------
Film Duplicators      First four months            Final bids will be          $   125,000
                                                   taken and order
                                                   processed.
--------------------- ---------------------------- --------------------------- ----------------------
Specialty Scanners    First four months            Final bids will be          $    75,000
                                                   taken and order
                                                   processed.
--------------------- ---------------------------- --------------------------- -----------------------
Facilities            First four months            Contractors will            $    25,000
                                                   finish out building
                                                   per bid specs
--------------------- ---------------------------- --------------------------- -----------------------
Equipment             Fifth to sixth months        Installation jointly        $    35,000
delivery and                                       completed by supplier
installation                                       techs and our
                                                   Computer Manager
--------------------- ---------------------------- --------------------------- -----------------------

                                       53

Marketing             Sixth to eighth month        Consulting with             $    12,000
                                                   management team on
                                                   marketing plan;
                                                   ordering and placing
                                                   adverts, link
                                                   Internet
                                                   advertisement, and
                                                   begin tradeshow
                                                   scheduling
--------------------- ---------------------------- --------------------------- -----------------------
   Production         Seventh to ninth month       Includes 3 days             $    17,000
                                                   training session at
                                                   manufacturers and
                                                   several weeks of
                                                   quality control
                                                   verification by
                                                   running anticipated
                                                   product
--------------------- ---------------------------- --------------------------- -----------------------
   Customer Service   Ninth month                  Training on company         $     6,000
                                                   product and processes
--------------------- ---------------------------- --------------------------- -----------------------
   Final Employees    Ninth to twelfth month       Hire and train any          $     3,500
                                                   remaining staff
                                                   required to begin
                                                   full production,
                                                   marketing, sales, and
                                                   support.
--------------------- ---------------------------- --------------------------- -----------------------
   Working capital    Throughout the first         Salary, utility,            $ 1,198,750
                      year                         office, auditing,
                                                   insurance, and
                                                   general
                                                   administrative
                                                   expenses.
--------------------- ---------------------------- --------------------------- -----------------------

     The above chart reflects our current best estimates regarding the timing of our planned operations; however, there are no assurances that unforeseen events will not occur that would delay our planned operations.

SECOND YEAR OF OUR OPERATIONS

     During the second year of our operations we anticipate that we will expand upon our first year of operations, with particular emphasis on our marketing and expanding into other potential sources of revenue. Because our revenues may not be sufficient to sustain our operations and expansion plans and it will take several months for the public to respond to our marketing, we will need additional working capital from the offering proceeds to sustain our operations.
Our expansion plans are expected to include hiring approximately four additional customer service staff and approximately three additional production staff.

                                       54

     We intend to fully implement our marketing plan, which includes attending tradeshows, full implementation of our Internet marketing plan, and completion of the first direct mailing. The development of our expansion plans will include adding the business and government markets, and expanding our microfilm storage, compact disc storage, custom replication of microfilm or compact disk/DVD, and onsite scanning services.

The following chart summarizes our implementation, method of achievement and estimated cost of each of the above events.

--------------------- ---------------------------- --------------------------- -----------------------
MILESTONE             TIME FRAME FOR               METHOD OF ACHIEVEMENT       ESTIMATED COST
                      IMPLEMENTATION
--------------------- ---------------------------- --------------------------- -----------------------
Placement of          Throughout the second        We will create a            $    45,000
Advertisements        year of our operations       schedule of
                                                   advertisements based
                                                   upon our advertising
                                                   research
--------------------- ---------------------------- --------------------------- -----------------------
Implementation of     Throughout the second        Market analysis and         $    22,000
Internet marketing    year of our operations       Internet development in
plan                                               tandem with our
                                                   tradeshow feedback and
                                                   other market research
--------------------- ---------------------------- --------------------------- -----------------------
Attendance at         Throughout the second        We will research the        $    15,000
tradeshows            year of our operations       available tradeshows,
                                                   determine which
                                                   tradeshows will present
                                                   us with the greatest
                                                   market opportunity and
                                                   market feedback and then
                                                   prepare an annual
                                                   schedule for our
                                                   attendance.
--------------------- ---------------------------- --------------------------- -----------------------
Expansion Staffing    Eighteenth through the       Various methods,            $     4,000
                      twentieth month              including job websites,
                                                   classified advertising,
                                                   and possibly job search
                                                   firms
--------------------- ---------------------------- --------------------------- -----------------------
Business Sales        Approximately 18th Month     Expected that we will       $    78,000
Manager                                            use a search firm
--------------------- ---------------------------- --------------------------- -----------------------
Working capital       Throughout the second        Salary, utility, office,    $ 1,198,750
                      year of our operations       auditing, insurance, and
                                                   general administrative
                                                   expenses.
--------------------- ---------------------------- --------------------------- -----------------------

                                       55

     The above chart reflects our current best estimates regarding the timing of our planned operations; however, there are no assurances that unforeseen events will not occur that would delay our planned operations The above table is our best estimate of the allocation of the net offering proceeds, based upon our current operations, plan of operations and current economic conditions. In our management's opinion, the net proceeds of this offering, together with anticipated revenues from operations, will satisfy our anticipated cash requirements for at least 24 months. However, there can be no assurance that the proceeds of this offering will be sufficient to finance the operations and future capital requirements or satisfy our requirements for any particular period of time. The amount and timing of our expenditures from the offering proceeds will vary depending upon progress of our operations, our business growth rate, delivery and operation of capital equipment and changes in competitive conditions. If the opportunity arises we may acquire or invest in complementary businesses, products or technologies. We have no present understandings, commitments or agreements with respect to any material acquisition or investment.

ITEM 18. DESCRIPTION OF PROPERTY

     In 2000, we were obligated under a lease agreement for our operating facilities, which expired on December 31, 2000. That lease, which included monthly payments of $234, was extended through March 31, 2001. In April 2001, we reduced the size of our operating facility and entered into a new lease agreement, which expires every two months and includes an option to renew. The new lease agreement includes monthly payments at $93. Our new space encompasses approximately 100 square feet. At December 31, 2000, there were no long-term lease commitments and the minimum lease obligation was $702 under the 2000 lease. Rent expense under all operating leases totaled $3,311 and $961 for the years ended December 31, 2000 and 1999, respectively.

     Our telephone number is 903-677-3220.  Our facilities are adequate to conduct our operations at this time.

     We do not now own any property; however, we plan to purchase land and construct a production facility upon this land from the offering proceeds. We do not intend to renovate, improve or develop properties.  We are not subject to competitive conditions for property and currently have no property to insure. We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages.
Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

ITEM 19. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Between February 5, 1999 and July 9, 1999, pursuant to events that occurred upon our inception in November 1998, we issued 51% of the company, or 12,750,000 shares, to our founder/president, Daniel Hay. These shares were part of the
14,745,167 shares issued to certain shareholders for certain intellectual property including the business plan, marketing surveys, software specifications, and equipment design.

                                       56

     At our inception on November 12, 1998 we agreed to issue 14,745,167 shares to individual owners of ArchivalCD, LLC and agreed to pay $10,500 in cash in exchange for:
     o    The rights to certain software processes;
     o    The following equipment valued at $174,370: (a) microfilm digitizer,
          (b) NT system server and compact Name Shares disk duplicating server,
          (c) various computers systems, laptop computers, and printers.
     o    Rights to corporate name and product names;
     o    Completed and pending software packages;
     o    Certain archived records valued at $140,140;
     o    Customer databases;
     o    Production processes; and
     o    Proprietary intellectual property.

Due to a lack of positive cash flow, the $10,500 due for the purchase of these assets had not been disbursed and has not been disbursed to the date of this registration.  These 14,745,167 shares were issued periodically during 1999 and
2000, as follows:

Date of Issue              Name                            Shares
-------------------------- ------------------------------- -------------------
02/05/1999                 Daniel J. Hay (1)                14,275,000
-------------------------- ------------------------------- -------------------
03/08/2000                 Mike Vanderhoof                     223,000
-------------------------- ------------------------------- -------------------
02/05/1999                 Brenda Hay (2)                       70,000
-------------------------- ------------------------------- -------------------
02/05/1999                 Brenda Hay, Custodian for            60,000
                           Benefit Trefor Hay and
                           Shodie Hay) (3)
-------------------------- ------------------------------- -------------------
11/03/1999                 Carl Dearmin                         45,000
-------------------------- ------------------------------- -------------------
08/24/1999                 Lauren Hay (4)                       30,000
-------------------------- ------------------------------- -------------------
03/08/2000                 Marion Saul                          10,000
-------------------------- ------------------------------- -------------------
03/08/2000                 Janice Winters                       10,000
-------------------------- ------------------------------- -------------------
11/03/1999                 John Goebel                          10,000
-------------------------- ------------------------------- -------------------
03/08/2000                 Brad Steuart                          5,000
-------------------------- ------------------------------- -------------------
11/03/1999                 Lynn Toms                             1,667
-------------------------- ------------------------------- -------------------
11/03/1999                 Gary Toms                             1,000
-------------------------- ------------------------------- -------------------
11/03/1999                 William Gann                          1,000
-------------------------- ------------------------------- -------------------
03/08/2000                 Barbara Harvey                          500
-------------------------- ------------------------------- -------------------
06/01/1999                 Kathy Kirkpatrick                     1,500
-------------------------- ------------------------------- -------------------
03/08/2000                 Kathy Kirkpatrick                     1,500
-------------------------- ------------------------------- -------------------

                                       57

               (5)  Our founder/president, Daniel Hay, was affiliated  as the president and managing partner with ArchivalCD, LLC;
               (6)  Brenda Hay is the wife of Daniel J. Hay
               (7)  Minors Trefor Hay and Shodie Hay are minor children of
                    Daniel J. and Brenda L. Hay
               (8)  Lauren Hay is the daughter of Daniel J. and Brenda L. Hay.
                    These shares were originally issued to Brenda L. Hay as
                    Custodian and later converted to issue to Ms. Hay when she reached adult status.

ITEM 20. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION.
     There is no established public trading market for our securities.
Management has not discussed market making with any market maker or broker dealer. No market exists for our securities and there is no assurance that a regular trading market will develop, or if developed will be sustained. A shareholder in all likelihood, therefore, will not be able to resell their securities should he or she desire to do so when eligible for public resales.
Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

OPTIONS, WARRANTS, CONVERTIBLE SECURITIES.
None of our securities are subject to outstanding options or warrants, or securities convertible into our common stock.

SHARES ELIGIBLE FOR FUTURE SALE UNDER RULE 144

     There are 900,299 shares of our common stock held by non-affiliates and
16,441,055 shares of our common stock held by affiliates that Rule 144 of the
Securities Act of 1933 defines as restricted securities. No shares have been sold pursuant to Rule 144 of the Securities Act of 1933 and no shares are eligible to be resold pursuant to Rule 144. We have agreed to register all of the shares held by our existing non-affiliate selling shareholders. We plan to issue common stock subject to an employee benefit plan.

     Once this registration statement is effective, the shares of our common stock being offered by us and our selling shareholder will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates", which will be restricted by the resale limitations of
Rule 144 under the Securities Act of 1933.

                                       58

     In general, Rule 144 provides that any person who has beneficially owned shares for at least one year, including an affiliate, is generally entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the shares of common stock then outstanding, or the reported average weekly trading volume of the common stock during the four calendar weeks immediately preceding the date on which notice of the sale is sent to the SEC.
Sales under Rule 144 are subject to manner of sale restrictions, notice requirements and availability of current public information concerning us. Rule
144(k) -- A person who is not our affiliate and who has not been our affiliate within three months prior to the sale generally may sell shares without regard to the limitations of Rule 144, provided that the person has held the shares for at least one year. Under Rule 144(k), a person who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell the shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule144.

     No prediction can be made as to the effect, if any, such future sales of shares, or the availability of shares for such future sales, will have on the market price of our common stock prevailing from time to time. The sale of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of our common stock. As a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this prospectus. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

HOLDERS.
     As of the date of this  registration, we had 563 holders of record of our common stock.  We have one class of common stock outstanding.

DIVIDENDS.
     We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future.
We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the Board of Directors deems relevant. We are not limited in our ability to pay dividends on our securities.

PENNY STOCK CONSIDERATIONS
     Our Shares are "penny  stocks" as that term is generally defined in the
Securities Exchange Act of 1934 as equity securities with a price of less than
$5.00. Our shares may be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

                                       59

     Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or "accredited investor" must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or
$300,000 together with his or her spouse is considered an accredited investor.
In addition, under the penny stock regulations the broker-dealer is required to:

     o    Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
     o    Disclose commissions payable to the broker-dealer and its registered representatives and current bid and offer quotations for the securities;
     o    Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks.
     o    Make a special written determination that the penny stock is a suitable investment for the  purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

     Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be adversely affected, with a corresponding decrease in the price of our securities. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

                                       60

ITEM 21. EXECUTIVE COMPENSATION

     We have not entered into employment agreements with our officers, directors, or employees and we have arrangements under which we are obligated to compensate our officers or employees in the future. The following Executive
Compensation Chart highlights the terms of compensation for our Executives.
Other than the 3.4 million shares issued to Daniel Hay, no compensation has been given in cash or stock.

--------------------------------- ----------------------------------------- -------------------------------------------------------
Summary Compensation Chart        Annual Compensation                       Long Term Compensation
-------------------- ------------ ------------- ------------- ------------- ------------- ------------- ------------- -------------
Name &               Year         Salary        Bonus         Other ($)     Restricted    Options       L/T           All
Position                          ($)           ($)                         Stock         ($)           ip            Other
                                                                            Awards                      ($)           ($)
-------------------- ------------ ------------- ------------- ------------- ------------- ------------- ------------- -------------
Daniel J. Hay        1998           -0-           -0-           -0-           -0-           -0-           -0-           -0-
President/CEO
-------------------- ------------ ------------- ------------- ------------- ------------- ------------- ------------- -------------
                     1999           -0-           -0-         1,079.50        -0-           -0-           -0-           -0-
-------------------- ------------ ------------- ------------- ------------- ------------- ------------- ------------- -------------
                     2000           -0-           -0-           -0-           -0-           -0-           -0-           -0-
-------------------- ------------ ------------- ------------- ------------- ------------- ------------- ------------- -------------
                     2001(1)        -0-           -0-           -0-           3,400,000     -0-           -0-           -0-
-------------------- ------------ ------------- ------------- ------------- ------------- ------------- ------------- -------------
                     2002          99,000         -0-           -0-           -0-           -0-           -0-           -0-
-------------------- ------------ ------------- ------------- ------------- ------------- ------------- ------------- -------------
Brenda L. Saul       1998           -0-           -0-           -0-           -0-           -0-           -0-           -0-
Vice President (2)
-------------------- ------------ ------------- ------------- ------------- ------------- ------------- ------------- -------------
                     1999           -0-           -0-           -0-           -0-           -0-           -0-           -0-
-------------------- ------------ ------------- ------------- ------------- ------------- ------------- ------------- -------------
                     2000           -0-           -0-           -0-           -0-           -0-           -0-           -0-
-------------------- ------------ ------------- ------------- ------------- ------------- ------------- ------------- -------------
                     2001           -0-           -0-           -0-           -0-           -0-           -0-           -0-
-------------------- ------------ ------------- ------------- ------------- ------------- ------------- ------------- -------------
                     2002          55,000         -0-           -0-           -0-           -0-           -0-           -0-
-------------------- ------------ ------------- ------------- ------------- ------------- ------------- ------------- -------------
Mike Sirotka         1998           -0-           -0-           -0-           -0-           -0-           -0-           -0-
CFO/Treasurer
-------------------- ------------ ------------- ------------- ------------- ------------- ------------- ------------- -------------
                     1999           -0-           -0-           -0-           -0-           -0-           -0-           -0-
-------------------- ------------ ------------- ------------- ------------- ------------- ------------- ------------- -------------
                     2000           -0-           -0-           -0-           -0-           -0-           -0-           -0-
-------------------- ------------ ------------- ------------- ------------- ------------- ------------- ------------- -------------
                     2001(3)        -0-           -0-           -0-           -0-           -0-           -0-           -0-
-------------------- ------------ ------------- ------------- ------------- ------------- ------------- ------------- -------------
                     2002          80,000         -0-           -0-           -0-           -0-           -0-           -0-
-------------------- ------------ ------------- ------------- ------------- ------------- ------------- ------------- -------------

               (1)  Upon completion of this funding salary will be calculated at a monthly rate comparable to 2002 salary.
               (2)  Ms. Saul expects the interim vice president position to evolve beyond her expertise that may require hiring a new
                    vice president.  We do not expect to be able to retain the necessary individual at the salary rate indicated.
               (3)  Upon completion of this funding salary will be calculated at a monthly rate comparable to 2002 salary.

                                       61

ITEM 22   FINANCIAL STATEMENTS

                                ArchivalCD, Inc.
                          (A Development Stage Company)

                                  Balance Sheet
                                 March 31, 2001
                                   (Unaudited)

                                     ASSETS

Current Assets
   Cash                                                           $           380
   Receivable from stockholders                                             5,000
   Employee advances                                                       39,683
                                                               ------------------
        Total Current Assets                                               45,063
                                                               ------------------

Property and Equipment, Net                                               283,660
                                                               ------------------

Other Assets                                                                1,000
                                                               ------------------

               Total Assets                                          $    329,723
                                                               ==================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
   Accounts payable and accrued liabilities                         $      72,641
   Related party payables                                                  10,455
   Loans from stockholders                                                  7,030
   Notes payable to stockholders, current portion                          15,000
                                                               ------------------
        Total Current Liabilities                                         105,126
                                                               ------------------

Notes Payable to Stockholders, Net of Current Portion                      18,000
                                                               ------------------

Stockholders' Equity
   Cumulative convertible preferred stock, $0.01 par
      value, 1,000,000 shares authorized, no shares
      issued or outstanding
                                                                              - -
   Common stock, $0.01 par value; 25,000,000 shares
      authorized; 18,605,788 shares issued and outstanding                186,057
   Additional paid-in capital                                             280,393
   Deficit accumulated during the development stage                      (259,853)
                                                               ------------------
        Total Stockholders' Equity                                        206,597
                                                               ------------------

               Total Liabilities and Stockholders' Equity            $    329,723
                                                               ==================

Accompanying notes are an integral part
   of the financial statements.

                                      F-1-1

                                ArchivalCD, Inc.
                          (A Development Stage Company)

                                Income Statements
             For the Three Months Ended March 31, 2001 and 2000 and
              from November 12, 1998 (Inception) to March 31, 2001
                                   (Unaudited)

                                                                 Three Months Ended                  Cumulative
                                                                     March 31,                          from
                                                             2001                 2000               Inception
                                                      -----------------    -----------------     ----------------

Operating Revenue                                      $            --      $            --       $           --

General and Administrative
    Expenses                                                    28,424               27,741              250,480
                                                      -----------------    ------------------     ---------------

Operating Income                                               (28,424)             (27,741)            (250,480)

Other Expenses
   Interest expense                                             (1,608)              (1,090)              (9,373)
                                                      -----------------    -----------------     ----------------

        Net Loss                                       $       (30,032)     $       (28,831)      $     (259,853)
                                                      =================    =================     ================

Weighted Average Common
    Shares Outstanding - Note 3                             18,605,555           18,396,593           18,390,786
                                                      =================    =================     ================

Basic and Diluted Net Loss
    per Common Share                                   $         (0.01)     $         (0.01)      $        (0.01)
                                                      =================    =================     ================

Interim results are not indicative of the results expected for a full year.
Accompanying notes are an integral part of the financial statements.

                                     F-1-2

                                ArchivalCD, Inc.
                          (A Development Stage Company)

                            Statements of Cash Flows
             For the Three Months Ended March 31, 2001 and 2000 and
              from November 12, 1998 (Inception) to March 31, 2001
                                   (Unaudited)

                                                                 Three Months Ended                  Cumulative
                                                                     March 31,                          From
                                                             2001                 2000               Inception
                                                      -----------------    -----------------     ----------------

Cash Flows from Operating Activities:
   Cash paid for goods and services                    $          (823)     $       (13,502)      $     (128,407)
   Interest paid
                                                                    --                  (40)                (190)
                                                      -----------------    -----------------     ----------------
      Net Cash Used by
        Operating Activities                                      (823)             (13,542)            (128,597)
                                                      -----------------    -----------------     ----------------

Net Cash Used by Investing Activities:
   Fixed asset purchases                                            --               (4,040)             (10,170)
                                                      -----------------    -----------------     ----------------

Cash Flows from Financing Activities:
   Issuance of common stock                                      1,050               17,550               99,117

   Proceeds from long-term debt                                     --                   --               18,000

   Proceeds from short-term debt                                    --                   --               23,030

   Repayment of short-term debt                                     --                   --               (1,000)
                                                      -----------------    -----------------     ----------------
      Net Cash Provided by
        Financing Activities                                     1,050               17,550              139,147
                                                      -----------------    -----------------     ----------------

     Net Increase in Cash                                          228                  (33)                 380

Cash at Beginning of Period                                        152                1,255                   --
                                                      -----------------    -----------------     ----------------

     Cash at End of Period                             $           380      $         1,222       $          380
                                                      =================    =================     ================

Accompanying notes are an integral part
   of the financial statements.

                                     F-1-3

                                                                 Three Months Ended                  Cumulative
                                                                     March 31,                          From
                                                             2001                 2000               Inception
                                                      -----------------    -----------------     ----------------

Reconciliation of Net Loss to Net
 Cash Used by Operating Activities:

Net loss                                               $       (30,032)     $       (28,831)      $     (259,853)
                                                      -----------------    -----------------     ----------------
Adjustments to reconcile net loss to net
 cash used by operating activities:
   Depreciation                                                  9,379                7,639               81,020
   Stock issued in exchange for services                            --                   --               18,015
   Stock issued in lieu of interest
       on stockholder loan                                          --                   --                  150
   Stock issued in lieu of rent                                     --                   --                5,159
   (Increase) Decrease in deposits                                  --                   --               (1,000)
   (Increase) Decrease in receivables
       from stockholders                                            --                   --               (5,000)
  (Increase) Decrease in employee receivables                      620               (3,169)             (39,684)
  Increase (Decrease) in accrued liabilities
     and accounts payable                                       19,210               10,819               72,596
                                                      -----------------    -----------------     ----------------

     Total Adjustments                                          29,209               15,289              131,256
                                                      -----------------    -----------------     ----------------

Net Cash Used by Operating Activities                   $         (823)     $       (13,542)      $      (128,597)
                                                      =================    =================     =================

Supplemental Disclosure of Non-cash Activities:
 Stock issued to acquire fixed assets                   $           --      $            --       $       354,510

Accompanying notes are an integral part
   of the financial statements.

                                     F-1-4

                                ArchivalCD, Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements
               For the Three Months Ended March 31, 2001 and 2000
            and from November 12, 1998 (Inception) to March 31, 2001
                                   (Unaudited)

Note 1 - Organization and Description of Business
                ArchivalCD, Inc. (referred to herein as "the Company") was incorporated under the laws of the state of Delaware on November 12,
         1998. The Company specializes in digitization of historic microfilm, enhancing the images, and writing them to compact discs. The Company intends to provide subscribers with access to the digitized historical records on compact disc for use in genealogical, historical, and educational research. The Company further intends to provide file conversion services to businesses and local governments.

                The Company is in the development stage as its operations
         principally involve research and development, market analysis, and other business planning activities. The Company has had no significant revenues from product sales or services.

                As of March 31, 2001, the Company's accumulated deficit in the development stage was $259,853, which was funded primarily through loans from stockholders and the proceeds from sales of common stock.
         The Company believes that it will commence its principal operations in the fourth quarter of the fiscal year ending December 31, 2001.  The
         Company anticipates that it will begin generating revenues during the first quarter of the fiscal year ending December 31, 2002.

                The accompanying unaudited financial statements reflect all adjustments, which, in the opinion of management, are necessary for a fair presentation of the results of operations for the periods shown.
         The results of operations for such periods are not necessarily indicative of the results expected for the full fiscal year or for any future period.

                These financial statements should be read in conjunction with the Company's audited financial statements and related notes for the year ended December 31, 2000. The financial statements of the Company have been prepared on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. However, because the
         Company has not commenced its principal operations and, therefore, has had no significant operating revenue, such realization of assets and liquidation of liabilities is subject to significant uncertainty.
         Further, the Company's ability to continue as a going concern is highly dependent on its ability to continue to raise sufficient operating capital.
                                     F-1-4

Note 2 - Common Stock Issuances
                On February 16, 2001, the Company issued 700 shares of its common stock in exchange for cash in the amount of $1,050, or $1.50 per share.

Note 3 - Loss per Common Share
                The computation of net loss per share from continuing operations for the three months ended March 31, 2001 and 2000 and from inception were as follows:

                                                                                              From
                                                    2001                2000               Inception
                                              ------------------  ------------------   ------------------
         Net loss attributable to
           common shares                        $ (30,032)          $ (28,831)           $ (259,853)

         Weighted average common
           shares outstanding                  18,605,555          18,396,593            18,390,786
                                              ------------------  ------------------   ------------------

         Basic and diluted net loss
           per common share                       $ (0.01)            $ (0.01)              $ (0.01)
                                              ==================  ==================   ==================

                As disclosed in Note 5, a total of 4,677,621 common shares were returned to the Company in May 2001. The effect of this cancellation would be to reduce the weighted average number of shares outstanding at
         March 31, 2001 and 2000 to 13,927,934 and 13,718,972, respectively.
         Loss per common share would still equate to $0.01 for the three months ended March 31, 2000 and 2001.

                The computation of diluted net loss per common share does not include the effect of the 3,404,570 common shares issued to the
         Company's CEO in July 2001 (see Note 5), as the effect of their inclusion would be antidilutive.

Note 4 - Commitments and Contingencies
                During 1999 and 2000, in an effort to raise operating capital, the Company periodically entered into agreements with stockholders, whereby the Company would issue common shares to the stockholders in exchange for cash or other consideration, with the option to repurchase common shares from the stockholders at a rate higher than the original purchase price. As of March 31, 2001, the Company had issued a total of
         44,500 shares at $1.00 per share under these agreements in exchange for
         $42,000 cash and a $2,500 credit toward rent. Of the 44,500 shares,
         21,000 shares were issued to directors of the Company in exchange for
         $21,000 in cash. In May 2001, the Company issued an additional 7,500 shares subject to a repurchase agreement, in exchange for $7,500 cash.
         At March 31, 2001, there were 40,667 shares available for repurchase with a total repurchase price of $50,851.

Note 5 - Subsequent Events
                On April 14, 2001, the Company executed an agreement to rescind a 1998 consulting agreement with Corporate Vision, Inc. ("CVI").
         Pursuant to the rescission agreement, CVI returned 3,677,621 shares of common stock, which had been issued as payment for consulting services.
         On May 8, 2001, these shares were retired from the treasury, canceled and restored to the status of unissued shares. In addition, CVI agreed to rescind a $15,000 promissory note, plus accrued interest of $2,620.

                In May 2001, the Company's chief executive officer elected to return 1,000,000 shares of common stock to the Company, which had been originally issued as payment for the asset purchase described in Note 3 of the December 31, 2000 audited financial statements. On May 11, 2001, these shares were retired from the treasury, canceled and restored to the status of unissued shares.

                Effective July 10, 2001, the Company increased the number of authorized shares of common stock from 25,000,000 to 100,000,000 shares and increased the authorized number of shares of preferred stock from 1,000,000 to 10,000,000.  Also effective July 10, 2001, the
         Company changed par value of its common and preferred stock from $0.01 to $0.0001.

                On July 30, 2001, the Company's board of directors approved the issuance of 3,404,570 restricted shares of common stock to its founder and CEO, Daniel J. Hay, for the purpose of maintaining Dr. Hay's majority interest in the Company after the initial public offering.

                                     F-1-5

                                ArchivalCD, Inc.
                          (A Development Stage Company)

                              Financial Statements
                               For the Years Ended
                           December 31, 2000 and 1999

                                       and

                          Independent Auditor's Report

                                ArchivalCD, Inc.
                          (A Development Stage Company)

                                 C O N T E N T S

                                                                           PAGE

Independent Auditor's Report                                               1 - 2

Financial Statements

  Balance Sheets                                                             3

  Income Statements                                                          4

  Statements of Stockholders' Equity                                         5

  Statements of Cash Flows                                                 6 - 7

Notes to Financial Statements                                              8 -17

                                     F-2-0

                          Independent Auditor's Report

The Board of Directors and Stockholders
ArchivalCD, Inc.
Athens, TX

     We have audited the accompanying  balance sheets of ArchivalCD, Inc., (a development stage company), as of December 31, 2000 and 1999, and the related statements of income, stockholders' equity and cash flows for the years then ended and for the period November 12, 1998 (inception) to December 31, 2000.
These financial statements are the responsibility of the Company's management.
Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ArchivalCD, Inc., as of
December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended and the period from November 12, 1998 (inception) to
December 31, 2000, in conformity with those accounting principles generally accepted in the United States of America.

                                      F-2-1

     The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern. As discussed in Note 12 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 12. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                   CROSS AND ROBINSON

                                                   Certified Public Accountants
                                                   Tulsa, Oklahoma

June 15, 2001

                                      F-2-2

                                ArchivalCD, Inc.
                          (A Development Stage Company)

                                 Balance Sheets
                           December 31, 2000 and 1999

                                     ASSETS
                                                                   2000                1999
                                                             -------------     -------------
Current Assets
  Cash                                                       $        152      $      1,255
  Receivable from stockholders - Note 4                             5,000             1,000
  Employee advances - Note 4                                       40,304            24,127
                                                             -------------     -------------
     Total Current Assets                                          45,456            26,382
                                                             -------------     -------------

Property and Equipment, Net - Note 5                              293,039           327,952
                                                             -------------     -------------

Other Assets - Note 12                                              1,000             1,000
                                                             -------------     -------------

          Total Assets                                       $    339,495      $    355,334
                                                             =============     =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Accounts payable and accrued liabilities                   $     53,431      $     11,782
  Related party payables - Note 11                                 10,455                --
  Loans from stockholders - Note 11                                 7,030             1,000
  Notes payable to stockholders, current
    portion - Note 6                                               15,000            15,000
                                                             -------------     -------------
     Total Current Liabilities                                     85,916            27,782
                                                             -------------     -------------

Notes Payable to Stockholders,
  Net of Current Portion - Note 6                                  18,000            18,000
                                                             -------------     -------------

Stockholders' Equity - Note 7
  Cumulative convertible preferred stock,
    $0.01 par value, 1,000,000 shares
    authorized, no shares issued or outstanding                        --                --
    Common stock, $0.01 par value; 25,000,000
    shares authorized, 18,605,088 and 18,305,726
    shares issued and outstanding at December 31,
    2000 and 1999, respectively                                   186,051           183,057
  Additional paid-in capital                                      279,350           229,597
  Deficit accumulated during the development stage               (229,821)         (103,102)
                                                             -------------     -------------
     Total Stockholders' Equity                                   235,579           309,552
                                                             -------------     -------------

          Total Liabilities and Stockholders' Equity         $    339,495      $    355,334
                                                             =============     =============

Accompanying notes are an integral part
   of the financial statements.

                                      F-2-3

                                ArchivalCD, Inc.
                          (A Development Stage Company)

                                Income Statements
               For the Years Ended December 31, 2000 and 1999 and
             from November 12, 1998 (Inception) to December 31, 2000

                                                                                                     Cumulative
                                                                                                        from
                                                              2000                 1999               Inception
                                                        ---------------      ---------------       --------------

Operating Revenue                                       $           --       $           --        $          --

General and Administrative
  Expenses                                                     120,536              101,520              222,056
                                                        ---------------      ---------------       --------------
     Operating Income                                         (120,536)            (101,520)            (222,056)

Other Expenses
  Interest expense                                              (6,183)              (1,582)              (7,765)
                                                        ---------------      ---------------      ---------------

          Net Loss                                      $     (126,719)      $     (103,102)      $     (229,821)
                                                        ===============      ===============      ===============

Weighted Average Common
  Share Outstanding - Note 8                                18,541,717           18,220,460           18,366,005
                                                        ===============      ===============      ===============

Basic and Diluted Net Loss
  Per Common Share                                      $        (0.01)      $        (0.01)       $       (0.01)
                                                        ===============      ===============      ===============

Accompanying notes are an integral part
   of the financial statements.

                                      F-2-4

                                ArchivalCD, Inc.
                          (A Development Stage Company)

                       Statements of Stockholders' Equity
               For the Years Ended December 31, 2000 and 1999 and
             from November 12, 1998 (Inception) to December 31, 2000

                                                                                          Deficit
                                                                                        Accumulated
                                                                        Additional       During the
                                              Common Stock               Paid-in        Development
                                         Shares           Amount         Capital           Stage            Total
                                     --------------   -------------   -------------  -----------------  -------------
Balance at
   December 31, 1998                   18,185,000      $   181,850     $   122,160     $        --       $   304,010

Issued for cash                            45,449              454          56,025              --            56,480

Issued in exchange for
   services rendered -Note 7               12,010              120          11,895              --            12,015

Asset acquisition - Note 3                 60,167              602            (602)             --                --

Issued in lieu of interest
   payment - Note 11                          100                1             149              --               150

Asset acquisition - Note 3                  3,000               30          39,970              --            40,000

Net loss for 1999                              --               --              --        (103,102)         (103,102)
                                     --------------   -------------   -------------  -----------------  -------------

Balance at
   December 31, 1999                   18,305,726      $   183,057     $   229,597     $   103,102)      $   309,552

Issued for cash                            36,715              367          41,220              --            41,587

Issued in exchange for
   services rendered - Note 7               6,000               60           5,940              --             6,000

Issued for rent - Note 7                    6,647               66           5,093              --             5,159

Asset acquisition - Note 3                250,000            2,500          (2,500)             --                --

Net loss for 2000                              --               --              --        (126,719)         (126,719)

Balance at
   December 31, 2000                   18,605,088      $   186,051     $   279,350     $  (229,821)      $   235,579
                                     ==============   =============   =============  =================  =============

Accompanying notes are an integral part
   of the financial statements.

                                      F-2-5

                                ArchivalCD, Inc.
                          (A Development Stage Company)

                            Statements of Cash Flows
               For the Years Ended December 31, 2000 and 1999 and
             from November 12, 1998 (Inception) to December 31, 2000

                                                                                                     Cumulative
                                                                                                        from
                                                              2000                1999               Inception
                                                        ---------------      ---------------       --------------
Cash Flows from Operating Activities:
   Cash paid for goods and services                     $      (46,200)      $      (81,384)       $     (127,584)
   Interest paid
                                                                   (40)                (150)                 (190)
                                                        ---------------      ---------------       --------------
     Net Cash Used by Operating Activities                     (46,240)             (81,534)             (127,774)
                                                        ---------------      ---------------       --------------

Net Cash Used by Investing Activities:
   Fixed asset purchases                                        (2,480)              (7,690)             (10,170)
                                                        ---------------      ---------------       --------------

Cash Flows from Financing Activities:
   Issuance of common stock                                     41,587               56,480               98,067
   Proceeds from long-term debt, related parties                    --               18,000               18,000
   Proceeds from short-term debt, related parties                6,030               17,000               23,030
   Repayment of short-term debt                                     --               (1,000)              (1,000)
                                                        ---------------      ---------------       --------------
     Net Cash Provided by Financing Activities                  47,617               90,480              138,097
                                                        ---------------      ---------------       --------------

     Net Increase (Decrease) in Cash                            (1,103)               1,255                  152

Cash at Beginning of Period                                      1,255                   --                   --
                                                        ---------------      ---------------       --------------

     Cash at End of Period                              $          152       $        1,255        $         152
                                                        ===============      ===============       ==============

Accompanying notes are an integral part
   of the financial statements.

                                      F-2-6

                                                                                                      Cumulative
                                                                                                         from
                                                                   2000               1999             Inception
                                                        ---------------      ---------------       --------------

Reconciliation of Net
Loss to Net Cash Used by Operating Activities:

Net Loss                                                $     (126,719)      $     (103,102)       $     (229,821)
                                                        ---------------      ---------------       ---------------
Adjustments to reconcile net loss to net
   cash used by operating activities:
     Depreciation                                               37,393               34,248                71,641
     Stock issued in exchange for services                       6,000               12,015                18,015
     Stock issued in lieu of interest on
        shareholder loan                                            --                  150                   150
     Stock issued in lieu of rent                                5,159                   --                 5,159
     (Increase) Decrease in deposits                                --               (1,000)               (1,000)
     (Increase) Decrease in receivables
        from shareholders                                       (4,000)              (1,000)               (5,000)
     (Increase) Decrease in employee
        receivables                                            (16,177)             (24,127)              (40,304)
     Increase (Decrease) in accounts
        payable and accrued liabilities                         52,104                1,282                53,386
                                                        ---------------      ---------------       ---------------
        Total Adjustments                                       80,479               21,568               102,047
                                                        ---------------      ---------------       ---------------

Net Cash Used by Operating Activities                   $      (46,240)      $      (81,534)       $     (127,774)
                                                        ===============      ===============       ===============

Supplemental Disclosure of
   Non-cash Activities:
 Stock issued to acquire fixed assets                   $           --       $       40,000        $      354,510

Accompanying notes are an integral part
   of the financial statements.

                                      F-2-7

                                ArchivalCD, Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements
               For the Years Ended December 31, 2000 and 1999 and
             from November 12, 1998 (Inception) to December 31, 2000

Note 1 - Organization and Description of Business

                ArchivalCD, Inc. (referred to herein as "the Company") was incorporated under the laws of the state of Delaware on November 12,
         1998. The Company specializes in digitization of historic microfilm, enhancing the images, and writing them to compact discs. The Company intends to provide subscribers with access to the digitized historical records on compact disc for use in genealogical, historical, and educational research. The Company further intends to provide file conversion services to businesses and local governments.

                The Company is in the development stage as its operations
         principally involve research and development, market analysis, and other business planning activities. The Company has had no significant revenues from product sales or services.

                As of December 31, 2000, the Company's accumulated deficit in the development stage was $229,821, which was funded primarily through loans from stockholders and the proceeds from sales of common stock.
         The Company believes that it will commence its principal operations during the fourth quarter of the fiscal year ending December 31, 2001 and begin generating revenues during the first quarter of the fiscal year ending December 31, 2002.  Because the Company is in the developmental stage, the accompanying financial statements should not regarded as typical for normal operating periods.

Note 2 - Summary of Significant Accounting Policies

         Method of Accounting
                The accompanying financial statements conform to the standards applicable to development stage companies and are prepared using the accrual basis of accounting in accordance with accounting principals generally accepted in the United States of America. Therefore, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred.

         Cash and Cash Equivalents
                The Company considers all highly liquid assets with maturities of three months or less to be cash equivalents.

                                      F-2-8

Note 2 - Summary of Significant Accounting Policies (continued)

         Property and Equipment
                Property and equipment are stated at cost less accumulated depreciation. Depreciation expense is charged to operations using the straight-line method for financial reporting and accelerated methods for income tax purposes over the estimated useful lives of the assets, typically 5 to 10 years. Maintenance, repairs, and minor renovations are charged to expense as incurred.

         Income Taxes
                The Company has adopted Statement of Financial Accounting
         Standards No. 109, "Accounting for Income Taxes," which requires the measurement of deferred tax assets for deductible temporary differences and operating loss carryforwards, and of deferred tax liabilities for taxable temporary differences. Measurement of current and deferred tax liabilities and assets is based on provisions of enacted tax law. The effects of future changes in tax laws or rates are not included in the measurement. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.
         Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

         Earnings per Common Share
                The Company has adopted the provisions of SFAS No. 128,
         "Earnings per Share", which requires presentation on the face of the statement of operations of both basic and diluted earnings per share.
         Basic earnings (loss) per common share is computed by dividing net income (loss) attributable to common shares by the weighted average number of common shares outstanding during the period. Diluted earnings per common share is computed using the combination of dilutive common share equivalents and the weighted average number of common shares outstanding during the period. In years where the Company recognizes a loss from continuing operations, the assumed exercise of common share equivalents has an antidilutive effect and therefore would not be included in the weighted average number of shares used in the calculation of loss per common share.

                                      F-2-9

Note 2 - Summary of Significant Accounting Policies (continued)

         Computer Software
                As of December 31, 2000, the Company had not incurred any
         computer software costs or recognized any revenue from licensing or marketing computer software. The Company has adopted the accounting statements summarized in the following paragraphs in anticipation that the Company may incur such costs or recognize such revenues once principal operations have commenced.

                The Company has adopted Statement of Financial Accounting
         Standards ("SFAS") No. 86, "Accounting for the Costs of Computer
         Software to be Sold, Leased or Otherwise Marketed" under which direct costs and allocated overhead associated with the development of software products are capitalized. Initial costs are charged to operations as research prior to the development of a detailed program design or a working model. Costs incurred subsequent to the product release, and research and development performed under contract are charged to operations. Capitalized costs are amortized over the estimated product life on the straight-line basis. Unamortized costs are carried at the lower of book value or net realizable value.

                The Company has also adopted the provisions of Statement of
         Position ("SOP") 98-1, "Accounting for the Costs of Computer Software
         Developed or Obtained for Internal Use", issued by the American
         Institute of Certified Public Accountants in March 1998. SOP 98-1
         provides guidance on when costs incurred for internal-use software are capitalized or expensed and guidance on whether computer software is for internal use.

                The Company has adopted SOP 97-2 "Software Revenue Recognition", as modified by SOP 98-9, which provides guidance on applying generally accepted accounting principles in recognizing revenue on software transactions.

         Use of Estimates
                The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.
                                     F-2-10

Note 2 - Summary of Significant Accounting Policies (continued)

         Valuation of Non-Employee Stock-Based Compensation
                The Company applies the provisions of SFAS No. 123 "Accounting for Stock-Based Compensation", to all issuances of stock to non-employees in exchange for goods and services. Accordingly, such issuances are accounted for based on the fair value of the goods or services received or the fair value of the shares issued, whichever is more reliably measured.

         Fair Value of Financial Instruments
                Statement of Financial Accounting Standards No. 107,
         "Disclosures about Fair Value of Financial Instruments", requires disclosure of fair value information about financial instruments, whether or not recognized in the consolidated balance sheet. The
         Company's financial instruments include cash and related party receivables and payables. The carrying amounts of these financial instruments have been estimated by management to approximate fair value.

Note 3 - Acquisition of Assets

                Upon its inception in 1998, the Company purchased equipment and archived records valued at $314,510 from various entities either owned or controlled by the Company's Chief Executive Officer in exchange for
         14,745,167 shares of the Company's common stock and $10,500 in cash. As these assets were under common control of a significant shareholder prior to and after the acquisition, the Company has valued the acquired assets at their historical cost, which is consistent with the provisions of APB Opinion No. 16 and the Securities and Exchange
         Commission's Staff Accounting Bulletin (SAB) No. 48.

                As of December 31, 1999, 250,000 of the 14,745,167 shares to be issued in exchange for the equipment and records purchased had not been distributed. These shares were issued on March 8, 2000. Due to a lack of positive cash flow, the $10,500 cash due for the purchase of the assets had not been disbursed as of December 31, 2000.

                On June 23, 1999, the Company purchased certain archived records from an unrelated company valued at $40,000 in exchange for 3,000 shares of the Company's common stock. The valuation of the transaction was based on the suggested auction price of the records, as stated in the sale agreement.

                                     F-2-11

Note 4 - Receivables

         Receivable from Stockholders
                Pursuant to a stock repurchase agreement with a stockholder, disclosed further in Note 12, the Company has paid $5,000 to repurchase
         3,333 shares of its common stock. As of December 31, 2000, the shares had not been returned to the Company, resulting in receivables of
         $5,000 and $1,000 from the stockholder at December 31, 2000 and 1999, respectively.

         Employee Advances
                Since inception, the Company had advanced funds to and paid certain personal expenses for its chief executive officer (CEO), which will be deducted from his future wages once the Company has commenced its principal operations. The total receivable from the chief executive officer at December 31, 2000 and 1999 was $40,304 and $24,127,
         respectively. In May 2001, the receivable balance was reduced when the
         Company's CEO paid expenses for the Company totaling $45,007.

Note 5 - Property and Equipment

         Property and equipment consists of the following at
         December 31, 2000 and 1999:
                                                                 2000                      1999
                                                             -------------            -------------
                     Equipment                               $    174,370             $    174,370
                     Archived records                             180,140                  180,140
                     Automobile                                     2,600                    2,600
                     Office equipment                               7,570                    5,090
                     Accumulated depreciation                     (71,641)                 (34,248)
                                                             -------------            -------------

                     Property and equipment, net             $    293,039             $    327,952
                                                             =============            =============

                        Depreciation expense for the years ended December 31,
                        2000 and 1999 was $37,393 and $34,248, respectively.

                                     F-2-12

Note 6 - Notes Payable

         Notes payable at December 31, 2000 and 1999 consists of the following:
                                                                 2000                      1999
                                                             -------------            -------------
         Unsecured promissory note payable to a stockholder
         due May 14, 2000, with interest at 10% per annum,
         in default at December 31, 2000. The note was
         rescinded in April 2001, pursuant to the agreement
         disclosed in Note 13.                               $     15,000             $     15,000

         Three loan agreements with a stockholder,
         maturing October 19, 2002, with interest at 15%,
         collateralized by unissued shares of the
         Company's common stock at the rate of $1.00
         per share.                                                18,000                   18,000

         Less current portion                                     (15,000)                 (15,000)
                                                             -------------            -------------

         Long-term debt                                      $     18,000             $     18,000
                                                             =============            =============

                Principal maturities of long-term debt are as follows:

         Year ended December 31, 2002                        $     18,000             $     18,000
                                                             =============            =============

Note 7 - Stockholders' Equity

         Capitalization
                The capital stock of the corporation at December 31, 2000 and
         1999 was as follows:

                Cumulative Convertible Preferred Stock, $0.01 par value,
         1,000,000 shares authorized. Dividends accrue annually at 15%, payable in cash or common shares. Each share of preferred stock must be held for a minimum of three years and after five years must either be repurchased by the Company at par value or converted into 10 shares of common stock at the discretion of the board of directors. There were no preferred shares outstanding at December 31, 2000 or 1999.

                                     F-2-13

Note 7 - Stockholders' Equity (Continued)

                Common Stock, $0.01 par value, 25,000,000 shares authorized,
         18,605,088 and 18,305,726 shares issued and outstanding at December 31,
         2000 and 1999, respectively.

                As discussed in Note 13, the par value and number of authorized shares of the Company's preferred and common stock were changed in July
         2001.

         Non-cash Issuances of Common Stock
                During July and August 1999, the Company issued a total of
         12,010 shares of common stock valued at $12,015 in exchange for services rendered. The valuation of the stock issued was based on the fair value of the services rendered, as determined by the vendors.

                In August 2000, the Company issued 6,000 shares of common stock valued at $6,000 to a shareholder in exchange for services rendered.
         The valuation of the stock issued was based on the estimated fair value of the services provided.

                In August 2000, the Company issued 6,647 shares of common stock valued at $5,159 as payment of rent on the Company's operating facility. The valuation of the stock issued was based on the monthly rent payment provided for in the Company's operating lease.

Note 8 - Loss per Common Share

                The computations of net loss per share from continuing
         operations for the years ended December 31, 2000 and 1999 and for the development stage period were as follows:

                                                                                                       From
                                                                2000                1999            Inception
                                                        ------------------  ------------------  -----------------
                Net loss attributable to common
                  shares                                $        (126,719)  $        (103,102)  $       (229,821)

                Weighted average common
                  shares used in the calculation
                  of basic loss per share                      18,541,717          18,220,460         18,366,005
                                                        ------------------  ------------------  -----------------

                Basic and diluted net loss
                  per common share                      $           (0.01)  $           (0.01)  $          (0.01)
                                                        ==================  ==================  =================

                                     F-2-14

Note 8 - Loss per Common Share (Continued)

                As disclosed in Note 13, a total of 4,677,621 common shares were returned to the Company in May 2001. The effect of this cancellation would be to reduce the weighted average number of shares outstanding for December 31, 2000 and 1999 to 13,864,096 and 13,542,839,
         respectively. Loss per common share would still equate to $0.01 for the years ended December 31, 2000 and 1999.

                The computation of diluted net loss per common share does not include the effect of the 3,404,570 common shares issued to the
         Company's CEO in July 2001 (see Note 13), as the effect of their inclusion would be antidilutive.

Note 9 - Income Taxes

                The Company has incurred net operating losses since inception and has a loss carryforward of approximately $230,000 at December 31,
         2000 expiring in years beginning in 2019. As of December 31, 2000 and
         1999, the Company had net deferred tax assets of $91,929 and $41,241, respectively. In accordance with the provisions of FASB Statement No.
         109, "Accounting for Income Taxes," a valuation allowance has been recognized to fully offset this asset due to the uncertainty of realizing the future benefit. The Company continually reviews the adequacy of the valuation allowance and will recognize the tax benefits of these assets only as assessment indicates that it is more likely than not that the benefits will be realized.

                Significant components of the Company's net deferred tax assets as of December 31, 2000 and 1999 are as follows:

                                                                  2000                     1999
                                                             -------------            -------------
                Deferred tax asset:
                  Net operating loss carryforward            $     91,929             $     41,241
                  Valuation allowance                             (91,929)                 (41,241)
                                                             -------------            -------------

                Net deferred tax asset                       $         --             $         --
                                                             =============            =============

                Net increase in deferred tax asset
                  valuation allowances                       $     50,688             $     41,241
                                                             =============            =============

                                     F-2-15

Note 9 - Income Taxes (Continued)

                Deferred taxes reflect a combined federal and state tax rate of approximately 40%. A reconciliation between the amount of federal and state income taxes, based on a forty percent (40%) tax rate, and the effective amount of income taxes charged to operations is as follows:

                                                                  2000                     1999
                                                             -------------            -------------
                Statutory federal income taxes (refund)      $    (50,688)            $    (41,241)
                Change in valuation allowance                      50,688                   41,241
                                                             -------------            -------------

                Income tax expense charged to operations     $         --             $         --
                                                             =============            =============

Note 10 - Advertising Costs
                The Company expenses advertising costs as incurred. During the period ended December 31, 1999, the company expensed $314 in advertising costs.

Note 11 - Related Party Loans
                In 1999, the Company accepted $2,000 in loans from stockholders for which no promissory notes were executed. The Company agreed to pay these stockholders a flat interest fee equal to 15% of the loans. At
         December 31, 2000, the outstanding balance on these loans was $1,000.

                During 2000, the Company received unsecured cash loans totaling
         $6,030 from its chief financial officer (CFO). The Company's CFO also paid expenses on behalf of the Company totaling $10,455 during 2000.
         These expenses are to be repaid at such time the Company has sufficient operating capital.

                Interest expense relating to stockholder loans was $6,183 and
         $1,582 for the years ended December 31, 2000 and 1999, respectively.
         Interest expense for 1999 includes common stock, with a fair value of
         $150, issued in lieu of cash.

Note 12 - Commitments and Contingencies

                During 1999 and 2000, in an effort to raise operating capital, the Company periodically entered into agreements with stockholders, whereby the Company would issue common shares to the stockholders in exchange for cash or other consideration, with the option to repurchase common shares from the stockholders at a rate higher than the original purchase price. As of December 31, 2000, the Company had issued a total of 44,500 shares at $1.00 per share under these agreements in exchange for $42,000 cash and a $2,500 credit toward rent. Of the 44,500 shares,
         21,000 shares were issued to directors of the Company in exchange for
         $21,000 in cash. In May 2001, the Company issued an additional 7,500 shares subject to a repurchase agreement, in exchange for $7,500 cash.
         At December 31, 2000, there were 40,667 shares available for repurchase with a total repurchase price of $50,851. At June 15, 2001 (the date of this report), there were 48,167 shares available for repurchase with a total repurchase price of $61,576.

                In 2000, the Company was obligated under a lease agreement for its operating facilities, which expired December 31, 2000. That lease, which included monthly payments of $234, was extended through March 31,
         2001. In April 2001, the Company reduced the size of its operating facility and entered into a new lease agreement, which expires every two months and includes an option to renew. The new lease agreement includes monthly payments of $93. At December 31, 2000, there were no long-term lease commitments and the minimum lease obligation was $702 under the 2000 lease. Rent expense under all operating leases totaled
         $3,311 and $961 for the years ended December 31, 2000 and 1999, respectively.

                On October 8, 1999, the Company entered into an agreement to purchase the distribution rights to a genealogical software package for
         $7,500. As of December 31, 2000, the Company had made an initial payment $1,000, with the entire purchase price payable at such time the master program and all pertinent files are delivered to the Company.

                                     F-2-16

Note 12 - Commitments and Contingencies (Continued)

         Going Concern
                The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the
         Company incurred a net operating loss of $126,719 in 2000 and has sustained development stage losses of $229,821 through December 31,
         2000. These factors, as well as the lack of operating revenues and the lack of positive cash flow create an uncertainty about the Company's ability to continue as a going concern.

                The Company's continued ability to operate is dependent on its ability to raise additional operating capital. Management is in the process of preparing an initial public offering of the Company's common stock as a means of raising the funding necessary to implement management's operating plan. The ability of the Company to continue as a going concern is highly dependent on the success of the initial public offering. No assurance can be given that the Company will be successful in these efforts. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 13 - Subsequent  Events

                On April 14, 2001, the Company executed an agreement to rescind a 1998 consulting agreement with Corporate Vision, Inc. ("CVI").
         Pursuant to the rescission agreement, CVI returned 3,677,621 shares of common stock, which had been issued as payment for consulting services.
         On May 8, 2001, these shares were retired from the treasury, canceled and restored to the status of unissued shares. In addition, CVI agreed to rescind a $15,000 promissory note, plus accrued interest of $2,620.

                In May 2001, the Company's chief executive officer elected to return 1,000,000 shares of common stock to the Company, which had been originally issued as payment for the asset purchase described in Note
         3. On May 11, 2001, these shares were retired from the treasury, canceled and restored to the status of unissued shares.

                Effective July 10, 2001, the Company increased the number of authorized shares of common stock from 25,000,000 to 100,000,000 shares and increased the authorized number of shares of preferred stock from 1,000,000 to 10,000,000.  Also effective July 10, 2001, the
         Company changed par value of its common and preferred stock from $0.01 to $0.0001.

                On July 30, 2001, the Company's board of directors approved the issuance of 3,404,570 restricted shares of common stock to its founder and CEO, Daniel J. Hay, for the purpose of maintaining Dr. Hay's majority interest in the Company after the initial public offering.

                                     F-2-17

                                ArchivalCD, Inc.
                          (A Development Stage Company)

                            Financial Statements for
                        the Year Ended December 31, 1999,

                                   the Period
                      November 12, 1998 (Date of Inception)
                              to December 31, 1998

                                       and

                                   the Period
                      November 12, 1998 (Date of Inception)
                              to December 31, 1999

                                       and

                          Independent Auditor's Report

                                ArchivalCD, Inc.
                          (A Development Stage Company)

                                 C O N T E N T S

                                                                           PAGE

Independent Auditor's Report                                                1

Financial Statements

  Balance Sheets                                                            2

  Income Statements                                                         3

  Statement of Stockholders' Equity                                         4

  Statements of Cash Flows                                                5 - 6

  Notes to Financial Statements                                           7 -15

                                     F-3-0

                          Independent Auditor's Report

The Board of Directors and Stockholders
ArchivalCD, Inc.
Crockett, TX

        We have audited the accompanying balance sheets of ArchivalCD, Inc.,
(a development stage company), as of December 31, 1999 and 1998, and the related statements of income, stockholders' equity and cash flows for the year ended December 31, 1999, the period November 12, 1998 (inception) to
December 31, 1998, and for the period November 12, 1998 (inception) to
December 31, 1999. These financial statements are the responsibility of the
Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation
We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ArchivalCD, Inc., as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the year ended December 31, 1999, the period from November 12, 1998
(inception) to December 31, 1998, and the period from November 12, 1998
(inception) to December 31, 1999, in conformity with generally accepted accounting principles.

                                                   CROSS AND ROBINSON

                                                   Certified Public Accountants
                                                   Tulsa, Oklahoma

March 16, 2000

                                      F-3-1

                                ArchivalCD, Inc.
                          (A Development Stage Company)

                                  Balance Sheet
                           December 31, 1999 and 1998

                                     ASSETS
                                                            1999                1998
                                                       --------------      --------------
 Current Assets
 Cash                                                  $      1,255        $         --
 Receivable from stockholders (Note 4)                        1,000                  --
 Employee advances (Note 4)                                  24,127                  --
                                                       --------------      --------------
 Total Current Assets                                        26,382                  --
                                                       --------------      --------------

 Property and Equipment, Net (Note 5)                       327,952             314,510
                                                       --------------      --------------

 Other Assets
 Deposit (Note 12)                                            1,000                  --
                                                       --------------      --------------
 Total Assets                                          $    355,334        $    314,510
                                                       ==============      ==============

                   LIABILITIES AND STOCKHOLDERS' EQUITY
 Current Liabilities
 Accrued liabilities                                   $     11,782        $     10,500
 Loans from stockholders (Note 11)                            1,000                  --
 Notes payable to stockholders, current portion (Note 6)     15,000                  --
                                                       --------------      --------------
 Total Current Liabilities                                   27,782                  --
                                                       --------------      --------------

 Notes Payable to Stockholders, Net of Current
    Portion (Note 6)                                         18,000                  --
                                                       --------------      --------------

 Stockholders' Equity (Note 7)
 Cumulative convertible preferred stock, $0.01
    par value, 1,000,000 shares authorized, no
    shares issued or outstanding                                 --                  --
 Common stock, $0.01 par value; 25,000,000 shares
    authorized, 18,305,726 and 18,185,000 shares
    issued and outstanding at December 31, 1999
    and 1998, respectively                                  183,057             181,850
 Additional paid-in capital                                 229,597             122,160
 Deficit accumulated during the development stage          (103,102)                 --
                                                       --------------      --------------
 Total Stockholders' Equity                                 309,552             304,010
                                                       --------------      --------------

 Total Liabilities and Stockholders' Equity                $355,334            $314,510
                                                       ==============      ==============
Accompanying notes are an integral part
   of the financial statements.

                                      F-3-2

                                ArchivalCD, Inc.
                          (A Development Stage Company)

                                Income Statements

                                                                                                Cumulative,
                                                                   November 12, 1998         November 12, 1998
                                             Year Ended             (Inception) to             (Inception) to
                                         December 31, 1999         December 31, 1998         December 31, 1999
                                      -----------------------   -----------------------   -----------------------

Operating Revenue                        $             --          $             --          $             --
                                      -----------------------   -----------------------   -----------------------

General and Administrative
     Expenses                                     101,520                        --                   101,520
                                      -----------------------   -----------------------   -----------------------

Operating Income                                 (101,520)                       --                  (101,520)

Other Expenses
  Interest expense                                 (1,582)                       --                    (1,582)
                                      -----------------------   -----------------------   -----------------------

Net Income (Loss)                        $       (103,102)         $             --          $       (103,102)
                                      =======================   =======================   =======================

Weighted Average Common
  Share Outstanding (Note 8)                   18,220,460                18,185,000                18,215,394
                                      =======================   =======================   =======================

Net Income (Loss) per
  Common Share                           $          (0.01)         $             --          $          (0.01)
                                      =======================   =======================   =======================

Accompanying notes are an integral part
   of the financial statements.

                                      F-3-3

                                ArchivalCD, Inc.
                          (A Development Stage Company)

                        Statement of Stockholders' Equity
                  For the Period November 12, 1998 (Inception)
                              to December 31, 1999

                                                                                        Deficit
                                                                                      Accumulated
                                                                   Additional          During the
                                      Common Stock                   Paid-in          Development
                                 Shares           Amount             Capital             Stage              Total
                            ---------------   ---------------    ----------------   -----------------   --------------
Balance at
November 12, 1998
   (Date of Inception)                 --       $        --        $         --       $          --       $       --

Issued to acquire assets
Of the former
ArchivalCD, LLC
         (Note 3)              14,435,000           144,350             159,660                  --          304,010

Issued to Corporate
Vision, Inc. for services
    rendered (Note 12)          3,750,000            37,500             262,500                  --          300,000

Costs of raising equity                --                --            (300,000)                 --         (300,000)

Net loss for the period                --                --                  --                  --               --
                            ---------------   ---------------    ----------------   -----------------   --------------

Balance at
December 31, 1998              18,185,000           181,850             122,160                  --          304,010

Issued for cash                    45,449               454              56,025                  --           56,480

Issued in exchange for
Services rendered                  12,010               120              11,895                  --           12,015

ArchivalCD, LLC asset
Purchase (Note 3)                  60,167               602                (602)                 --               --

Issued in lieu of
interest payment
(Note 11)                             100                 1                 149                  --              150

Issued to acquire assets
(Note 3)                            3,000                30              39,970                  --           40,000

Net loss for the period                --                --                  --            (103,102)        (103,102)
                            ---------------   ---------------    ----------------   -----------------   --------------

Balance at
December 31, 1999              18,305,726       $   183,057        $    229,597       $    (103,102)      $  309,552
                            ===============   ===============    ================   =================   ==============

Accompanying notes are an integral part
   of the financial statements.

                                      F-3-4

                                ArchivalCD, Inc.
                          (A Development Stage Company)

                            Statements of Cash Flows

                                                                                                      Cumulative,
                                                                          November 12, 1998        November 12,1998
                                                       Year Ended           (Inception) to          (Inception) to
                                                   December 31, 1999      December 31, 1998        December 31, 1999
                                                 --------------------- -----------------------  ----------------------

Cash Flows from Operating Activities:
   Cash paid for goods and services                $        (81,384)     $              --        $          81,384
   Interest paid                                               (150)                    --                     (150)
                                                 --------------------- -----------------------  ----------------------
Net Cash Used by Operating Activities                       (81,534)                    --                  (81,534)
                                                 --------------------- -----------------------  ----------------------

Net Cash Used by Investing Activities:
   Fixed asset purchases                                     (7,690)                    --                   (7,690)
                                                 --------------------- -----------------------  ----------------------

Cash Flows from Financing Activities:
   Issuance of common stock                                  56,480                     --                   56,480
   Proceeds from long-term debt                              18,000                     --                   18,000
   Proceeds from short-term debt                             17,000                     --                   17,000
   Repayment of short-term debt                              (1,000)                    --                   (1,000)
                                                 --------------------- -----------------------  ----------------------
Net Cash Provided by Financing Activities                    90,480                     --                   90,480
                                                 --------------------- -----------------------  ----------------------

     Net Increase in Cash                                     1,255                     --                    1,255

Cash at Beginning of Period                                      --                     --                       --
                                                 --------------------- -----------------------  ----------------------

     Cash at End of Period                         $          1,255      $              --        $           1,255
                                                 ===================== =======================  ======================

Accompanying notes are an integral part
   of the financial statements.
                                      F-3-5

                                                                                                     Cumulative,
                                                                           November 12, 1998      November 12, 1998
                                                       Year Ended           (Inception) to         (Inception) to
                                                    December 31, 1999      December 31, 1998      December 31, 1999
                                                  ---------------------- ---------------------- ----------------------

Reconciliation of Net Loss to Net
Cash Used by Operating Activities:

Net Loss                                            $        (103,102)     $              --      $        (103,102)
                                                  ---------------------- ---------------------- ----------------------

Adjustments to reconcile net loss to net
   cash used by operating activities:
     Depreciation                                              34,248                     --                 34,248
     Stock issued in exchange for services                     12,015                     --                 12,015
     Stock issued in lieu of interest on
        shareholder  loan                                         150                     --                    150
     (Increase) Decrease in deposits                           (1,000)                    --                 (1,000)
     (Increase) Decrease in receivables
        from shareholders                                      (1,000)                    --                 (1,000)
     (Increase) Decrease in employee receivables              (24,127)                    --                (24,127)
     Increase (Decrease) in accrued liabilities                 1,282                     --                  1,282
                                                  ---------------------- ---------------------- ----------------------

        Total Adjustments                                      21,568                     --                 21,568
                                                  ---------------------- ---------------------- ----------------------

Net Cash Used by Operating Activities               $         (81,534)     $              --      $         (81,534)
                                                  ====================== ====================== ======================

Supplemental Disclosure of
   Non-cash Activities:
 Stock issued to acquire fixed assets               $          40,000      $         314,510      $         354,510

Accompanying notes are an integral part
   of the financial statements.
                                      F-3-6

                                ArchivalCD, Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements
       For the Year Ended December 31, 1999, the Period November 12, 1998
                  (Date of Inception) to December 31, 1998 and
                the Period November 12, 1998 (Date of Inception)
                              to December 31, 1999

Note 1 - Organization and Description of Business

                ArchivalCD, Inc. (referred to herein as "the Company") was incorporated under the laws of the state of Delaware on November 12,
         1998. The Company specializes in digitization of historic microfilm, enhancing the images, and writing them to compact discs. The Company intends to provide subscribers with access to the digitized historical records on compact disc for use in genealogical, historical, and educational research. The Company further intends to provide file conversion services to businesses and local governments.

                The Company is in the development stage as its operations
         principally involve research and development, market analysis, and other business planning activities. The Company has had no significant revenue from product sales. Other than the asset acquisition detailed in Note 3 and the exchange of common stock for services disclosed in
         Note 12, there were no significant operating transactions for the period November 12, 1998 to April 1, 1999.

                As of December 31, 1999, the Company's accumulated deficit in the development stage was $103,102, which was funded primarily through loans from stockholders and the proceeds from sales of common stock.
         The Company believes that it will commence its principal operations and begin generating revenues in the fiscal year ending December 31, 2000.
         Because the Company is in the development stage, the accompanying financial statements should not be regarded as typical for normal operating periods.

Note 2 - Summary of Significant Accounting Policies

         Method of Accounting
                The accompanying financial statements conform to the standards applicable to development stage companies and are prepared using the accrual basis of accounting in accordance with generally accepted accounting principals, whereby revenues and gains are recognized when earned, and expenses and losses are recognized when incurred.

         Cash and Cash Equivalents
                The Company considers all highly liquid assets with maturities of three months or less to be cash equivalents.

                                      F-3-7

Note 2 - Summary of Significant Accounting Policies (continued)

        Property and Equipment
                Property and equipment are stated at cost less accumulated depreciation. Depreciation expense is charged to operations using the straight-line method for financial reporting and accelerated methods for income tax purposes over the estimated useful lives of the assets, typically 5 to 10 years. Maintenance, repairs, and minor renovations are charged to expense as incurred.

         Income Taxes
                The Company has adopted Statement of Financial Accounting
         Standards No. 109, "Accounting for Income Taxes," which requires the measurement of deferred tax assets for deductible temporary differences and operating loss carryforwards, and of deferred tax liabilities for taxable temporary differences. Measurement of current and deferred tax liabilities and assets is based on provisions of enacted tax law. The effects of future changes in tax laws or rates are not included in the measurement. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.
         Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

         Earnings per Common Share
                The Company has adopted the provisions of SFAS No. 128,
         "Earnings per Share", which requires presentation on the face of the statement of operations of both basic and diluted earnings per share.
         Basic earnings (loss) per common share is computed by dividing net income (loss) attributable to common shares by the weighted average number of common shares outstanding during the period. Diluted earnings per common share is computed using the combination of dilutive common share equivalents and the weighted average number of common shares outstanding during the period. In years where the Company recognizes a loss from continuing operations, the assumed exercise of common share equivalents has an antidilutive effect and therefore would not be included in the weighted average number of shares used in the calculation of loss per common share.

                                      F-3-8

Note 2 - Summary of Significant Accounting Policies (continued)

         Computer Software Costs
                As of December 31, 1999, the Company had not incurred any
         computer software costs. The Company has adopted the accounting statements summarized in the following paragraphs in anticipation that the Company may incur such costs once principal operations have commenced.

                The Company has adopted Statement of Financial Accounting
         Standards ("SFAS") No. 86, "Accounting for the Costs of Computer
         Software to be Sold, Leased or Otherwise Marketed" under which direct costs and allocated overhead associated with the development of software products are capitalized. Initial costs are charged to operations as research prior to the development of a detailed program design or a working model. Costs incurred subsequent to the product release, and research and development performed under contract are charged to operations. Capitalized costs are amortized over the estimated product life on the straight-line basis. Unamortized costs are carried at the lower of book value or net realizable value.

                The Company has also adopted the provisions of Statement of
         Position ("SOP") 98-1, "Accounting for the Costs of Computer Software
         Developed or Obtained for Internal Use", issued by the American
         Institute of Certified Public Accountants in March 1998. SOP 98-1
         provides guidance on when costs incurred for internal-use software are capitalized or expensed and guidance on whether computer software is for internal use. SOP 98-1 is effective for fiscal years beginning after December 15, 1998 and applies to internal use software costs incurred for all projects, including those in progress upon initial application of the SOP.

         Use of Estimates
                The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

                                      F-3-9

Note 2 - Summary of Significant Accounting Policies (continued)

         Valuation of Non-Employee Stock-Based Compensation
                The Company applies the provisions of SFAS No. 123 "Accounting for Stock-Based Compensation", to all issuances of stock to non-employees in exchange for goods and services. Accordingly, such issuances are accounted for based on the fair value of the goods or services received or the fair value of the shares issued, whichever is more reliably measured.

Note 3 - Acquisition of Assets
                Upon its inception, the Company purchased equipment valued at
         $174,370 and certain archived records valued at $140,140 from various entities either owned or controlled by the Company's Chief Executive
         Officer in exchange for 14,745,167 shares of the Company's common stock and $10,500 in cash. As these assets were under common control of a significant shareholder prior to and after the acquisition, the Company has valued the acquired assets at their historical cost, which is consistent with the provisions of APB Opinion No. 16 and the Securities and Exchange Commission's Staff Accounting Bulletin (SAB) No. 48.

                As of December 31, 1999 and 1998, 250,000 and 310,167 of the
         14,745,167 shares to be issued in exchange for the equipment and records purchased had not been distributed to certain former members of the ArchivalCD LLC, a Utah corporation, in which the Company's CEO was the controlling member. Further, the $10,500 cash due for the purchase of the assets had not been disbursed as of December 31, 1999. All remaining outstanding shares were issued in the year ending December
         31, 2000.

                On June 23, 1999, the Company purchased certain archived records from an unrelated company valued at $40,000 in exchange for 3,000 shares of the Company's common stock. The valuation of the transaction was based on the suggested auction price of the records, as stated in the sale agreement.

                                     F-3-10

Note 4 - Receivables

         Receivable from Stockholders
                Pursuant to a stock repurchase agreement with a stockholder, disclosed further in Note 12, on August 5, 1999 the Company paid $1,000 to repurchase 667 shares of its common stock. As of December 31, 1999, the shares had not been returned to the Company, resulting in a $1,000 receivable from the stockholder at December 31, 1999.

         Employee Advances
                Since inception, the Company had advanced funds to and paid certain personal expenses for its chief executive officer, which will be deducted from his future wages once the payroll system has been implemented in fiscal year 2000. The total receivable from the chief executive officer at December 31, 1999 was $24,127.

Note 5 - Property and Equipment
                Property and equipment consists of the following at December 31,
         1999 and 1998:

                                                                          1999                  1998
                                                                          ----                  ----
                     Equipment                                       $  174,370            $  174,370
                     Archived records                                   180,140               140,140
                     Automobile                                           2,600
                     Office equipment                                     5,090
                     Accumulated depreciation                           (34,248)
                                                                     -----------           -----------

                     Property and equipment, net                     $  327,952            $  314,510
                                                                     ===========           ============

         Depreciation expense for the year ended December 31, 1999 was $34,248.

                                     F-3-11

Note 6 - Notes Payable
                Notes payable at December 31, 1999 consists of the following:
         Unsecured promissory note payable to a stockholder due
         May 14, 2000, with interest at 10% per annum.                                       $ 15,000

         Loan agreement with a stockholder due October 19, 2002,
         with interest at 15%, collateralized by unissued shares of the
         Company's common stock at the rate of $1.00 per share.                                18,000

         Less current portion                                                                 (15,000)
                                                                                           ------------

         Long-term debt                                                                      $ 18,000
                                                                                           ============

                Principal maturities of long-term debt are as follows:

         Fiscal year ended December 31, 2002                                                 $ 18,000
                                                                                           ============

Note 7 - Stockholders' Equity

         Capitalization
                The capital stock of the corporation at December 31, 1999 was as follows:

                Cumulative Convertible Preferred Stock, $0.01 par value,
         1,000,000 shares authorized. Dividends accrue annually at 15%, payable in cash or common shares. Each share of preferred stock must be held for a minimum of three years and after five years must either be repurchased by the Company at par value or converted into 10 shares of common stock at the discretion of the board of directors. There were no preferred shares outstanding at December 31, 1999 and 1998.

                Common Stock,  $0.01 par value,  25,000,000 shares  authorized,
         18,305,726 and 18,185,000 shares issued and outstanding at December 31,
         1999 and 1998, respectively.

                                     F-3-12

Note 7 - Stockholders' Equity (Continued)

         Stock Issued for Services
                During July and August 1999, the Company issued a total of
         12,010 shares of common stock in exchange for services rendered. The valuation of the stock issued was based on the fair value of the services rendered, as determined by the vendors.

Note 8 - Income (Loss) per Common Share
                The computations of income (loss) per share from continuing operations for the years ended December 31, 1999 and 1998 and for the development stage period were as follows:

                                                                                                       From
                                                                 1999               1998            Inception
                                                           -----------------  ----------------  -----------------
                Income (loss) attributable to
                  Common shares                             $     (103,102)    $          --     $     (103,102)

                Weighted average common
                  Shares outstanding                            18,220,460        18,185,000         18,215,394
                                                           -----------------  ----------------  -----------------

                Net income (loss) per
                  Common share                              $        (0.01)    $          --     $        (0.01)
                                                           =================  ================  =================

Note 9 - Income Taxes
                The Company has incurred net operating losses since inception and has a loss carryforward of approximately $103,000 at December 31,
         1999 expiring in years beginning in 2019. As of December 31, 1999, the
         Company had net deferred tax assets of $41,241. In accordance with the provisions of FASB Statement No. 109, "Accounting for Income Taxes," a
         valuation allowance has been recognized to fully offset this asset due to the uncertainty of realizing the future benefit. The Company continually reviews the adequacy of the valuation allowance and will recognize the tax benefits of these assets only as assessment indicates that it is more likely than not that the benefits will be realized.

                                     F-3-13

Note 9 - Income Taxes (Continued)

                        Significant components of the Company's net deferred tax
         assets as of December 31, 1999 are as follows:

                Deferred tax assets:
                  Net operating loss carryforward               $    41,241
                  Valuation allowance                               (41,241)
                                                                ------------

                Net deferred tax assets                         $        --
                                                                ============

                Deferred taxes reflect a combined federal and state tax rate of approximately 40%. A reconciliation between the amount of federal and state income taxes, based on a forty percent (40%) tax rate, and the effective amount of income taxes based on continuing operations is as follows:

                Statutory income taxes (refund)                 $   (41,241)
                Change in valuation allowance                        41,241
                                                                ------------

                Income tax expense charged to operations        $        --
                                                                ============

Note 10 - Advertising Costs
                The Company expenses advertising costs as incurred. During the period ended December 31, 1999, the company expensed $314 in advertising costs.

Note 11 - Related Party Transactions
                During the period, the Company accepted $2,000 in loans from stockholders for which no promissory notes were executed. The Company agreed to pay these stockholders a flat interest fee equal to 15% of the loans. At December 31, 1999, the outstanding balance on these loans was $1,000.

                Interest expense relating to stockholder loans was $1,582 for the year ended December 31, 1999. Interest expense includes common stock, with a fair value of $150, issued in lieu of cash.

                                     F-3-14

Note 12 - Commitments and Contingencies
                In October 1998, the Company entered into a consulting agreement with Corporate Vision, Inc., whereby Corporate Vision will provide services valued at $300,000 to assist the Company in making an initial public offering in exchange for 3,750,000 shares of the Company's common stock. The valuation of the transaction is based on the fair value of the services provided. As a result of the stock issue,
         Corporate Vision, Inc. was the Company's second largest shareholder, owning 20% of the total common shares outstanding at December 31, 1999.

                On May 12, 1999, the Company entered into a repurchase agreement with a stockholder, whereby the Company will repurchase up to 15,000 shares of its common stock at, the direction of the stockholder, at the greater of $1.50 per share or the market value on the date of repurchase. If the Company offers to redeem the shares and the stockholder elects to retain the shares, the agreement will become void six months after the offer date and will be replaced by a two year guarantee to repurchase the shares at $1.10 per share, regardless of market price. As disclosed in Note 3, the Company paid $1,000 to the stockholder to repurchase 667 shares, which had not been returned to the Company at December 31, 1999. At December 31, 1999, the stockholder held 13,833 shares that could be subject to this agreement.

                The Company is obligated under a lease agreement for its office facilities, which expires December 31, 2000, with an option to renew.
         The Company is also operating under a month-to-month lease for storage facilities. At December 31, 1999, there were no long-term lease commitments. The minimum lease obligation for the fiscal year ending
         December 31, 2000 is $2,810. Rent expense under all operating leases totaled $961 for the period ended December 31, 1999.

                On October 8, 1999, the Company entered into an agreement to purchase the distribution rights to a genealogical software package for
         $7,500. As of December 31, 1999, the Company had made an initial payment $1,000, with the entire purchase price payable at such time the master program and all pertinent files are delivered to the Company.

                                     F-3-15

ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE
     The accounting firm of Cross and Robinson, Certified Public Accountants, audited our financial statements. Since inception, we have had no changes in or disagreements with our accountants.

Part II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our Articles of Incorporation and By-laws, subject to the provisions of
Delaware Corporation Law, contain provisions which allow the corporation to indemnify any person under certain circumstances. Our By-Laws provide when a person is sued, either alone or with others, because he is or was a director or officer of the corporation, or of another corporation serving at the request of this corporation, in any proceeding arising out of his alleged malfeasance in the performance of his duties or out of any alleged wrongful act against the corporation or by the corporation, he shall be indemnified for his reasonable expenses, including attorney's fees incurred in the defense of the proceedings, if both of the following conditions exist:

     (a)  The person sued is successful in whole or in part, or the proceeding against him is settled with the approval of the court.
     (b)  The court finds that his conduct fairly and equitable merits such indemnity.

The amount of such indemnity which may be assessed against the corporation, its receiver, or its trustee, by the court in the same or in a separate proceedings shall be so much o the expenses, including attorney's fees incurred in the defense of the proceeding, as the court determines and finds to be reasonable.
Application for such indemnity may be made either by the person sued or by the attorney or other person rendering services to him in connection with the defense, and the court may order the fees and expenses to be paid directly to the attorney, or other person, although he is not a party to the proceeding.
Notice of application for such indemnity shall be served upon the corporation, its receiver, or its trustee, or upon the plaintiff and other parties to the proceedings.

     Our Articles of Incorporation provide:
Each person who serves or has served as a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability or a director; (1) for breach of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve international misconduct or a knowing violation of law; (iii) for unlawful payment of dividend or unlawful stock purchase or redemption as such liability is imposed under Section 174 of the General Corporation Laws of
Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.
                                       62

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*)
represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling shareholders will pay no offering expenses.

     ITEM                             EXPENSE
     ----                             -------
     SEC Registration Fee              $ 0
     Legal Fees and Expenses           $
     Accounting Fees
     and Expenses                      $
     Miscellaneous*                    $
     ========================================
     Total*                            $

* Estimated Figure

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     Upon our inception in 1998, we purchased equipment and archived records valued at $314,510, from various entities either owned or controlled by our
Chief Executive Officer, Daniel Hay, in exchange for 14,745,167 shares of our common stock and $10,500 cash consideration which was never disbursed. As of
December 31, 1999, 250,000 of these shares to be issued in exchange for the equipment and records purchased had not been distributed. These shares were issued to the former ArchivalCD LLC owners on March 8, 2000.

     On June 23,1999, we purchased certain archived records from an unrelated company valued at $40,000 in exchange for 3,000 shares of our common stock.

     During July and August 1999, we issued a total of 12,010 shares of our common stock valued at $12,015 is exchange for services rendered.

     In August 2000, we issued 6,000 shares of our common stock valued at $6,000 to a shareholder in exchange for services rendered.

                                       63

     In August 2000, we issued 6,647 shares of our common stock valued at $5,159 as payment of rent on our operating facility.

     During 1999 and 2000, in an effort to raise operating capital, we periodically entered into agreements with our stockholders, whereby we would issue shares to the stockholders in exchange for cash or other consideration, with the option to repurchase common shares from the shareholders at a rate higher than the original purchase price. As of December 31, 2000, we had issued a total of 44,500 shares at $1.00 per share under these agreements in exchange for $42,000 cash and a $2,500 credit toward rent. Of the 44,500 shares, 21,000 shares were issued to our directors in exchange for $21,000 in cash. In May
2001, we issued an additional 7,500 shares subject to a repurchase agreement, in exchange for $7,500 cash. At December 31, 2000, there were 40,667 shares available for repurchase with a total repurchase price of $50,851. As of June
15, 2001, the date of our audit report, there were 48,167 shares available for repurchase with a total purchase price of $61,576. On February 16, 2001, we issued 700 shares of our common stock to one of our stockholders, in exchange for cash in the amount of $1,050 or $1.50 per share. We relied upon the exemption from registration provided by Section 4(2) and Rule 506 of Regulation
D of the Act, as amended for the above described sales. We believed this exemption is available because these issuances were transactions not involving a public offering and were made only to accredited investors. There was no general solicitation or advertising used to offer our shares; we had a prior relationship with each investor. Each investor had the knowledge and experience in financial and business matters to evaluate the merits and risks of this prospective investment and therefore was either accredited or sufficiently sophisticated to undertake such an investment. All of the accredited investors had access to our documents at our business offices in Crockett, Texas or
Athens, Texas.

     The following securities indicated in a) - c) below were issued for services and as in lieu of payment were issued in reliance upon the exemption from registration provided by Section 4(2) of the Act, as amended. We believed this exemption is available because these issuances were transactions not involving a public offering. There was no general solicitation or advertising used to offer our shares; each investor had a prior relationship with the
Company. Each investor had the knowledge and experience in financial and business matters to evaluate the merits and risks of this prospective investment and therefore was either accredited or sufficiently sophisticated to undertake the investment in our shares.

a)   Between March 1999 and July 2001 we issued 29,324 for services and/or in lieu of payment at prices ranging from $.50 to $1.50 per share.

b)   Between June 2001 and July 2001, we issued 300,000, to Brenda Lee Hamilton,
     Esq. in return for legal services.

c)   Between June 2001 and July 2001, we issued 50,000 to Beadros Asare in return for Edgarizing services.

d)   On July 16, 2001, we issued 3,404,570 shares of our common stock to our president, Daniel Hay as an antidilutive measure.

                                       64

     The following transactions involve a return of shares to our treasury:

     a)   On April  14,  2001,  we  executed  an  agreement  to  rescind  a 1998 consulting  agreement with Corporate  Vision,  Inc. In accordance with the agreement terms,  Corporate Vision, Inc. returned 3,677,621 shares of our  common  stock to us,  which  had been  issued as  payment  for consulting  services.  On May 8, 2001,  these shares were retired from our treasury, canceled, and restored to the status of unissued shares.

     b)   In May 2001,  our Chief  Executive  Officer,  Daniel  Hay,  elected to return  1,000,000  shares  of  common  stock  to us,  which  had  been originally issued as payment for the assets purchased at our inception in 1998. On May 11, 2001, these shares were retired from our treasury, canceled and restored to the status of unissued shares.

ITEM 27. EXHIBITS
-------------------- -----------------------------------------------------------
EXHIBIT NUMBER       EXHIBIT DESCRIPTION
-------------------- -----------------------------------------------------------
    3. (i)           Articles of Incorporation
-------------------- -----------------------------------------------------------
    3. (ii)          Articles of Amendment to Articles of Incorporation
-------------------- -----------------------------------------------------------
    3. (iii)         By-Laws
-------------------- -----------------------------------------------------------
    4.               Specimen Stock Certificate
-------------------- -----------------------------------------------------------
    5.               Opinion of Hamilton, Lehrer & Dargan, P.A.
-------------------- -----------------------------------------------------------
   23.               Consents of Cross and Robinson Certified Public Accountants
-------------------- -----------------------------------------------------------
   27.               Financial Data Schedule
-------------------- -----------------------------------------------------------

ITEM 28. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

     1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
          a.  Include any prospectus required by Section 10(a)(3) of the
          Securities Act of 1933;
          b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;
          c. Include any additional or changed material information on the plan of distribution.
                                       65

     2. That, for determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     3. To file a  post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     4. Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
Registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     5. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Athens,
State of Texas on July 17 2001.

(REGISTRANT)
ArchivalCD, Inc.

By /s/ Daniel J. Hay
Daniel J. Hay--President and Chairman of the Board of Directors
(Signatures and Title)

By /s/ Michael Sirotka
Michael Sirotka--Treasurer/Director

By /s/ Brenda L. Saul
Brenda L. Saul--Vice President/Secretary

By /s/ William R. Gann
William R. Gann--Director

By /s/ Richard H. Lytle
Richard H. Lytle--Director

By /s/ Rachel A. Maze
Rachel A. Maze--Director

By /s/ Guillermo J. Campisteguy
Guillermo J. Campisteguy--Director

By /s/ Gary R. Toms
Gary R. Toms--Director

                                       66